================================================================================


                            MOORE CORPORATION LIMITED


                                       AND


                        MOORE NORTH AMERICA FINANCE, INC.



            U.S. $85,500,000 7.84% Senior Guaranteed Notes, Series A,
                               Due March 25, 2006
           U.S. $114,500,000 8.05% Senior Guaranteed Notes, Series B,
                               Due March 25, 2009



                             ----------------------


                             NOTE PURCHASE AGREEMENT

                             ----------------------





                           Dated as of March 25, 1999

================================================================================

                            MOORE CORPORATION LIMITED
                                       AND
                        MOORE NORTH AMERICA FINANCE, INC.

            COMPOSITE CONFORMED COPY OF THE NOTE PURCHASE AGREEMENTS


Re:         U.S. $85,500,000 7.84% Senior Guaranteed Notes, Series A,
                               due March 25, 2006
           U.S. $114,500,000 8.05% Senior Guaranteed Notes, Series B,
                              Due March 25, 2009


                          Closing Date: March 25, 1999

================================================================================

     Separate and several Note Purchase Agreements, each dated as of March 25, 1999, each in the form attached hereto, were entered into by MOORE CORPORATION LIMITED, a company formed under the laws of Ontario, Canada (the "Parent Corporation"), and MOORE NORTH AMERICA FINANCE, INC., a Delaware corporation (the "Company"), with each of the institutions named below. Each of said Note Purchase Agreements was executed on behalf of the Parent Corporation by Shoba Ketrapal, Vice President and Treasurer, and Stephen Holinski, Senior Vice President and Chief Financial Officer, and on behalf of the Company by Shoba Ketrapal, Vice President and Treasurer. The separate Note Purchase Agreements were addressed to each of the institutions named in Schedule A thereto and accepted by the officers of the respective institutions as shown below.

AIG LIFE INSURANCE COMPANY                   AMERICAN GENERAL ANNUITY INSURANCE
                                               COMPANY

By: /s/ Gerald F. Herman                     AMERICAN GENERAL LIFE INSURANCE
   Title: Assistant Vice President             COMPANY


ALEXANDER HAMILTON LIFE INSURANCE            THE OLD LINE LIFE INSURANCE COMPANY
  COMPANY OF AMERICA                           OF AMERICA

                                             THE UNITED STATES LIFE INSURANCE
                                               COMPANY IN THE CITY OF NEW YORK

By: /s/ John C. Ingram
    Title: Senior Vice President             By: /s/ C. Scott Inglis
                                                 Title: Investment Officer

                                                              Conformed copy
                                                                prepared by:

                                                       [CHAPMAN AND CUTLER LOGO]

AMERICAN INTERNATIONAL LIFE              PROVIDENT LIFE AND ACCIDENT
  ASSURANCE COMPANY OF NEW YORK            INSURANCE COMPANY

By: /s/ Gerald F. Herman                 By: Provident Investment Management,
    Title: Assistant Vice President          LLC, its Agent

DELAWARE AMERICAN LIFE INSURANCE         By: /s/ James A. Ramsay
  COMPANY OF NEW YORK                        Title: Senior Vice President

By: /s/ Gerald F. Herman                 TIE PAUL REVERE LIFE INSURANCE
    Title: Assistant Vice President        COMPANY

JEFFERSON PILOT FINANCIAL INSURANCE      By: Provident Investment Management,
  COMPANY                                    LLC, its Agent

By: /s/ John C. Ingram                   By: /s/ James A. Ramsay
    Title: Senior Vice President             Title: Senior Vice President

MUTUAL SERVICE LIFE INSURANCE CO.        SOUTHERN FARM BUREAU LIFE
                                           INSURANCE COMPANY
By: /s/ Ronald L. Kaliebe
    Title: Vice President, Chief         By: /s/ Carol Robertson
           Investment Officer                Title: Portfolio Manager, Fixed
                                                    Income
THE PENN MUTUAL LIFE INSURANCE
  COMPANY                                THE TRAVELERS INSURANCE COMPANY

By: /s/ Todd M. Fox                      By: /s/ Robert M. Mills
    Title: Senior Investment Analyst         Title: Investment Officer

THE PENN INSURANCE AND ANNUITY           USAA LIFE INSURANCE COMPANY
  COMPANY
                                         By: /s/ C.W. Shirley
By: /s/ Todd M. Fox                          Title: Senior Vice President
    Title: Senior Investment Analyst
                                         USAA CASUALTY INSURANCE COMPANY
PRINCIPAL LIFE INSURANCE COMPANY
                                         By: /s/ C.W. Shirley
By:  Principal Capital Management, LLC,      Title: Senior Vice President
     a Delaware limited liability
     company, its authorized signatory   WOODMEN ACCIDENT AND LIFE COMPANY

By: /s/ L.S. Valentine                    By: /s/ A. M. McCray
    Title: Counsel                            Title: Senior Director, Securities
                                                     Investments and Assistant
By: /s/ Clint Woods                                  Treasurer
    Title: Counsel

                                TABLE OF CONTENTS

                          (Not a part of the Agreement)

SECTION 1.           AUTHORIZATION OF NOTES....................................1

SECTION 2.           SALE AND PURCHASE OF NOTES; SECURITY .....................2
     Section 2.1.    Sale and Purchase of Notes ...............................2
     Section 2.2.    Guaranties................................................2

SECTION 3.           CLOSING...................................................3

SECTION 4.           CONDITIONS TO CLOSING.....................................3
     Section 4.1.    Representations and Warranties............................3
     Section 4.2.    Performance; No Default ..................................3
     Section 4.3.    Compliance Certificates ..................................3
     Section 4.4.    Opinions of Counsel ......................................4
     Section 4.5.    Purchase Permitted By Applicable Law, Etc ................4
     Section 4.6.    Sale of Other Notes ......................................5
     Section 4.7.    Payment of Special Counsel Fees ..........................5
     Section 4.8.    Private Placement Numbers ................................5
     Section 4.9.    Changes in Corporate Structure ...........................5
     Section 4.10.   Year 2000 Compliance .....................................5
     Section 4.11.   Rating of Notes ..........................................5
     Section 4.12.   Fifth Amendment to Bank Credit Agreement .................5
     Section 4.13.   Funding Instructions .....................................5
     Section 4.14.   Proceedings and Documents ................................5

SECTION 5.           REPRESENTATIONS AND WARRANTIES OF THE PARENT
                     CORPORATION AND THE COMPANY...............................6
     Secticon 5.1.   ..........................................................6
     Section 5.1.1.  Organization; Power and Authority ........................6
     Section 5.1.2.  Authorization, Etc .......................................6
     Section 5.1.3.  Disclosure ...............................................6
     Section 5.1.4.  Organization and Ownership of Shares of Material
                       Subsidiaries ...........................................7
     Section 5.1.5.  Financial statements .....................................7
     Section 5.1.6.  Compliance with Laws, Other Instruments, Etc .............8
     Section 5.1.7.  Governmental Authorizations, Etc .........................8
     Section 5.1.8.  Litigation; Observance of Agreements, Statutes and
                       Orders .................................................8
     Section 5.1.9.  Taxes ....................................................8
     Section 5.1.10. Title to Property; Leases ................................9
     Section 5.1.11. Licenses, Permits, Etc ...................................9
     Section 5.1.12. Compliance with Pension Laws .............................9
     Section 5.1.13. Private Offering by the Company .........................11

     Section 5.1.14. Margin Regulations ......................................11
     Section 5.1.15. Existing Indebtedness; Future Liens .....................11
     Section 5.1.16. Foreign Assets Control Regulations, Etc..................12
     Section 5.1.17. Status under Certain Statutes ...........................12
     Section 5.1.18. Obligations Rank Pari Passu .............................12
     Section 5.1.19. Environmental Matters ...................................12

     Section 5.2.
     Section 5.2.1.  Organization; Power and Authority                        13
     Section 5.2.2.  Authorization, Etc ......................................13
     Section 5.2.3.  Compliance with Laws, Other Instruments, Etc ............13
     Section 5.2.4.  Governmental Authorizations, Etc ........................13
     Section 5.2.5.  Litigation; Observance of Agreements, Statutes
                       and Orders ............................................13
     Section 5.2.6.  Taxes ...................................................14
     Section 5.2.7.  Title to Property; Leases ...............................14
     Section 5.2.8.  Licenses, Permits, Etc ..................................14
     Section 5.2.9.  Private Offering by the Company .........................14
     Section 5.2.10  Use of Proceeds; Margin Regulations .....................14
     Section 5.2.11  No Employee Plans .......................................15

SECTION 6.           REPRESENTATIONS OF THE PURCHASER.........................15
     Section 6.1.    Purchase for Investment .................................15
     Section 6.2.    Source of Funds .........................................15

SECTION 7.           INFORMATION AS TO THE PARENT CORPORATION ................17
     Section 7.1.    Financial and Business Information ......................17
     Section 7.2.    Officer's Certificate ...................................20
     Section 7.3.    Inspection ..............................................20

SECTION 8.           PREPAYMENT OF THE NOTES .................................21
     Section 8.1.    Required Prepayments ....................................21
     Section 8.2.    Optional Prepayments ....................................21
     Section 8.3.    Redemption for Reasons of Taxation ......................21
     Section 8.4.    Change in Control .......................................22
     Section 8.5.    Allocation of Partial Prepayments .......................25
     Section 8.6.    Maturity; Surrender, Etc ................................25
     Section 8.7.    Purchase of Notes .......................................25
     Section 8.8.    Make-Whole Amount .......................................25

SECTION 9.           AFFIRMATIVE COVENANTS ...................................27
     Section 9.1.    .........................................................27
     Section 9.1.1.  Compliance with Law .....................................27
     Section 9.1.2.  Insurance ...............................................27
     Section 9.1.3.  Maintenance of Properties ...............................28
     Section 9.1.4.  Payment of Taxes and Claims .............................28

     Section 9.1.5.  Corporate Existence, Etc ................................28
     Section 9.1.6.  Nature of Business ......................................28
     Section 9.1.7.  Guaranty by Constituent Company Guarantors ..............28
     Section 9.1.8.  Obligations to Rank Pari Passu ..........................29
     Section 9.2.    .........................................................29
     Section 9.2.1.  Compliance with Law .....................................29
     Section 9.2.2.  Insurance ...............................................30
     Section 9.2.3.  Maintenance of Properties ...............................30
     Section 9.2.4.  Payment of Taxes and Claims .............................30
     Section 9.2.5.  Corporate Existence, Etc ................................30
     Section 9.2.6.  Nature of Business ......................................30
     Section 9.2.7.  Transactions with Affiliates. ...........................31
     Section 9.2.8.  Notes to Rank Pari Passu ................................31

SECTION 10.          NEGATIVE COVENANTS ......................................31
     Section 10.1.   Consolidated Net Worth ..................................31
     Section 10.2.   Interest Coverage Ratio .................................31
     Section 10.3.   Limitations on Debt .....................................31
     Section 10.4.   Limitation on Liens .....................................33
     Section 10.5.   Limitation on Sale and Leasebacks .......................35
     Section 10.6.   Mergers, Consolidations and Sales of Assets .............36
     Section 10.7.   Transactions with Affiliates ............................38

SECTION 11.          PARENT GUARANTY .........................................39
     Section 11.1.   Parent Guaranty .........................................39
     Section 11.2.   Obligations Absolute and Unconditional ..................39
     Section 11.3.   Subrogation .............................................43
     Section 11.4.   Preference ..............................................44
     Section 11.5.   Marshalling .............................................44

SECTION 12.          EVENTS OF DEFAULT .......................................44

SECTION 13.          REMEDIES ON DEFAULT, ETC ................................47
     Section 13.1.   Acceleration ............................................47
     Section 13.2.   Other Remedies ..........................................48
     Section 13.3.   Rescission ..............................................48
     Section 13.4.   No Waivers or Election of Remedies, Expenses, Etc .......48

SECTION 14.          REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES ...........48
     Section 14.     Registration of Notes ...................................48
     Section 14.2.   Transfer and Exchange of Notes ..........................49
     Section 14.3.   Replacement of Notes ....................................49

SECTION 15.          PAYMENTS ON NOTES .......................................49

     Section 15.1.   Place of Payment ........................................49
     Section 15.2.   Home Office Payment .....................................50
     Section 15.3.   Payment Free and Clear of Taxes . .......................50

SECTION 16.          EXPENSES, ETC ...........................................51
     Section 16.1.   Transaction Expenses ....................................51
     Section 16.2.   Survival ................................................51

SECTION 17.          SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                     ENTIRE AGREEMENT ........................................52

SECTION 18.          AMENDMENT AND WAIVER ....................................52
     Section 18.1.   Requirements ............................................52
     Section 18.2.   Solicitation of Holders of Note .........................52
     Section 18.3.   Binding Effect, Etc .....................................53
     Section 18.4.   Notes Held by Company, Etc ..............................53

SECTION 19.          NOTICES..................................................53

SECTION 20.          REPRODUCTION OF DOCUMENTS................................44

SECTION 21.          CONFIDENTIAL INFORMATION.................................54

SECTION 22.          SUBSTITUTION OF PURCHASER ...............................55

SECTION 23.          MISCELLANEOUS ...........................................56
     Section 23.1.   Currency of Payments, Indemnification ...................56
     Section 23.2.   Time ....................................................56
     Section 23.3.   Successors and Assigns ..................................56
     Section 23.4.   Payments Due on Non-Business Days .......................56
     Section 23.5.   Severability ............................................56
     Section 23.6.   Construction ............................................57
     Section 23.7.   Counterparts ............................................57
     Section 23.8.   Governing Law ...........................................57
     Section 23.9.   Submission to Jurisdiction ..............................57

Signature ....................................................................58

SCHEDULE A         -   Information Relating to Initial Holders of the Notes

SCHEDULE B         -   Defined Terms

SCHEDULE 4.9       -   Changes in Corporate Structure

SCHEDULE 5.1       -   Exceptions to Representations and Warranties of the
                       Parent Corporation

SCHEDULE 5.1.3     -   Disclosure Materials

SCHEDULE 5.1.4     -   Material Subsidiaries of the Company and Ownership of
                       Material Subsidiary Stock

SCHEDULE 5.1.5     -   Financial Statements

SCHEDULE 5.1.8     -   Certain Litigation

SCHEDULE 5.1.11    -   Patents, Etc.

SCHEDULE 5.1.15    -   Existing Indebtedness

SCHEDULE 5.2       -   Exceptions to Representations and Warranties of the
                       Company

SCHEDULE 5.2.4     -   Governmental Authorizations

SCHEDULE 5.2.10    -   Use of Proceeds

EXHIBIT 1-A        -   Form of 7.84% Senior Guaranteed Note, Series A, due
                       March 25, 2006

EXHIBIT 1-B        -   Form of 8.05% Senior Guaranteed Note, Series B, due
                       March 25, 2009

ExHiBrr 4.4(a)     -   Form of Opinion of Special Ontario, Canada Counsel for
                       the Parent Corporation

EXHIBIT 4.4(b)     -   Form of Opinion of Special United States Counsel to the
                       Company

EXHIBIT 4.4(c)     -   Form of Opinion of Special Counsel for the Initial
                       Holders of the Notes

EXHIBIT 7.1 (b)    -   Form of Accountant's Certificate

                            MOORE CORPORATION LIMITED
                                   Suite 7200
                                   P.O. Box 78
                             1 First Canadian Place
                        Toronto, Ontario, Canada MAX 1G5

                                      and

                        MOORE NORTH AMERICA FINANCE, INC.
                               c/o CT Corporation
                               1209 Orange Street
                           Wilmington, Delaware 19801

  U.S. $85,500,000 7.84% Senior Guaranteed Notes, Series A, due March 25, 2006 U.S. $114,500,000 8.05% Senior Guaranteed Notes, Series B, due March 25, 2009

                                                                     Dated as of
                                                                  March 25, 1999

TO THE PURCHASER LISTED IN THE ATTACHED
SCHEDULE A WHO IS A SIGNATORY HERETO:

Ladies and Gentlemen:

     Moore Corporation Limited, a company formed under the laws of Ontario, Canada (the "Parent Corporation"), and Moore North America Finance, Inc., a Delaware corporation (the "Company"), hereby jointly and severally agree with you as follows:

SECTION 1. AUTHORIZATION OF NOTES.

     The Company will authorize the issue and sale of (a) U.S. $85,500,000 aggregate principal amount of its 7.84% Senior Guaranteed Notes, Series A, due March 25, 2006 (the "Series A Notes") and (b) U.S. $114,500,000 aggregate principal amount of its 8.05% Senior Guaranteed Notes, Series B, due March 25, 2009 (the "Series B Notes"; the Series A Notes and the Series B Notes are hereinafter referred to collectively as the "Notes"). References herein to the Series A Notes, the Series B Notes or the Notes shall, include any such notes issued in substitution therefor pursuant to SECTION 13 or the Other Agreements (as hereinafter defined)). The Series A Notes and the Series B Notes shall be substantially in the forms set out in EXHIBIT 1-A AND 1-B, respectively, with such changes therefrom, if any, as may be approved by you and the Company. Certain capitalized terms used in this Agreement are defined in SCHEDULE B; references to a "SECTION", a "SCHEDULE" or an "EXHIBIT" are, unless otherwise specified, to a Section, a Schedule or an Exhibit attached to this Agreement.

SECTION 2. SALE AND PURCHASE OF NOTES; SECURITY.

     Section 2.1. Sale and Purchase of Notes. Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in SECTION 3, Notes of the series and in the principal amount specified opposite your name in SCHEDULE A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Company is entering into separate Note Purchase Agreements (the "Other Agreements") identical with this Agreement with each of the other purchasers named in SCHEDULE A (the "Other Purchasers"), providing for the sale at such Closing to each of the Other Purchasers of Notes of the series and in the principal amount specified opposite its name in SCHEDULE A. Your obligation hereunder, and the obligations of the Other Purchasers under the Other Agreements, are several and not joint obligations, and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or nonperformance by any Other Purchaser thereunder.

     Section 2.2. Guaranties. (a) The payment by the Company of all amounts due with respect to the Notes and the performance by the Company of its obligations under this Agreement and the Other Agreements will be absolutely and unconditionally guaranteed by the Parent Corporation pursuant to the guaranty set forth in SECTION 11 in favor of the holders of the Notes (the "Parent Guaranty").

     (b) The payment by the Company of all amounts due with respect to the Notes and the performance by the Company of its obligations under this Agreement and the Other Agreements will also be absolutely and unconditionally guaranteed by any Material Subsidiary of the Parent Corporation to the extent contemplated by and as provided in SECTION 9.1.7 (a "Constituent Company Guarantor") pursuant to a guaranty agreement in the form contemplated by said SECTION 9.1.7 (as the same may be amended, modified, extended or renewed, a "Constituent Company Guaranty") and the Parent Corporation shall have caused the Intercreditor Agreement to have been executed and delivered to the extent contemplated by and as provided in said SECTION 9.1.7.

     (c) If and to the extent any instrument or agreement evidencing the direct or indirect liability of any Subsidiary of the Parent Corporation for the payment of any Qualified Parity Priority Indebtedness or any Designated Priority Indebtedness (the "Corresponding Subsidiary Obligation") to which any Constituent Company Guaranty corresponds is released and discharged, the holders of the Notes agree that, upon the written notice of a Responsible Officer to the holders of the Notes evidencing that such Corresponding Subsidiary Obligation has been released and discharged and provided that no Default or Event of Default has occurred and is continuing, the obligations of the applicable Constituent Company Guarantor under the Constituent Company Guaranty to which such Corresponding Subsidiary Obligation relates shall automatically terminate (and upon the written request of a Responsible Officer, the holders of the Notes shall confirm in writing the termination of the applicable Constituent Company Guaranty); provided that in the event such Constituent Company Guarantor shall again become obligated .under or with respect to the previously discharged Corresponding Subsidiary Obligation, then the obligation of such Constituent Company Guarantor under the Constituent Company Guaranty relating to such Corresponding Subsidiary Obligation shall ipso facto again benefit the holders of the Notes on an equal and pro rata basis.

SECTION 3. CLOSING.

     The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of Chadbourne & Parke LLP, at 30 Rockefeller Plaza, New York, NY 10112, at 9:00 a.m., New York City time, at a closing (the "Closing ") on March 25, 1999 or on such other Business Day thereafter on or prior to March 31, 1999 as may be agreed upon by the Company and you and the Other Purchasers. At the Closing the Company will deliver to you the Notes to be purchased by you in the form of a single Note for each series of the Notes to be purchased by you (or such greater number of Notes in denominations of at least U.S. $300,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds through Bank of Nova Scotia, New York, ABA No. 026-002-532, for credit of: Bank of Nova Scotia, Toronto Main Branch, Transit No. 80002, for further credit to: Moore North America Finance, Inc., Account No. 61243-13. If at the Closing the Company shall fail to tender such Notes to you as provided above in this SECTION 3, or any of the conditions specified in
SECTION 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

SECTION 4. CONDITIONS TO CLOSING.

     Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

     Section 4.1. Representations and Warranties. The representations and warranties of each of the Parent Corporation and the Company in this Agreement shall be correct when made and at the time of the Closing.

     Section 4.2. Performance; No Default. (a) Each of the Parent Corporation and the Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by the Parent Corporation or the Company, as the case may be, prior to or at the Closing, and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by SCHEDULE 5.2.10), No Default or Event of Default shall have occurred and be continuing.

     (b) Neither the Parent Corporation nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by SECTIONS 10.1 through 10.6 had such SECTIONS applied since such date.

Section 4.3. Compliance Certificates.

     (a) Parent Corporation Officer's Certificate. The Parent Corporation shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in SECTIONS 4.1, 4.2(a) and 4.9 (as such conditions relate to the Parent Corporation) have been fulfilled.

     (b) Company Officer's Certificate. The Company shall have delivered to you a certificate of an authorized officer, dated the date of the Closing, certifying that the conditions set forth in SECTIONS 4.1, 4.2(a) and 4.9 (as such conditions relate to the Company) have been fulfilled.

     (c) Parent Corporation's Secretary's Certificate. The Parent Corporation shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of this Agreement and the Other Agreements.

     (d) Company Secretary's Certificate. The Company shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement and the Other Agreements.

     Section 4.4. Opinions of Counsel. You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing (a) from Tory Tory Des Lauriers & Binnington, special Canadian counsel for the Parent Corporation and the Company, covering the matters set forth in EXHIBIT 4.4(a) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to you), (b) from Chadbourne & Parke LLP, special United States counsel for the Company covering the matters set forth in
Exhibit 4.4(b) and covering such other matters incident to the transactions contemplated thereby as you or your special counsel may reasonably request, and
(c) from Chapman and Cutler, your special counsel in connection with such transactions, substantially in the form set forth in EXHIBIT 4.4(c) and covering such other matters incident to such transactions as you may reasonably request.

     SECTION 4.5. Purchase Permitted By Applicable Law, Etc. On the date of the Closing your purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation U, T or X of the Board of Governors of the Federal Reserve System) and (c) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

     Section 4.6. Sale of Other Notes. Contemporaneously with the Closing, the Company shall sell to the Other Purchasers, and the Other Purchasers shall purchase, the Notes to be purchased by them at the Closing as specified in SCHEDULE A.

     Section 4.7. Payment of Special Counsel Fees. Without limiting the provisions of SECTION 16.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of your special counsel referred to in
SECTION 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

     Section 4.8. Private Placement Numbers. A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for each series of the Notes.

     Section 4.9. Changes in Corporate Structure. Neither of the Parent Corporation nor the Company shall have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in
SCHEDULE 5.1.5, other than as set forth on SCHEDULE 4.9.

     Section 4.10. Year 2000 Compliance. The Parent Corporation shall have delivered to you and the Other Purchasers a certificate in the form required by the Securities Valuation Office of the National Association of Insurance Commissioners addressing in reasonable detail the extent to which the computer applications used by the Parent Corporation or any of its Subsidiaries are able to recognize and to perform properly data-sensitive functions involving dates prior to and after December 31, 1999.

     Section 4.11. Rating of Notes. The Notes shall have been rated "Baa3" or better by Moody's Investors Service, Inc. and you shall have received written evidence thereof.

     Section 4.12. Fifth Amendment to Bank Credit Agreement. You shall have received a true, correct and complete copy of the Fifth Amendment to the Bank Credit Agreement pursuant to which the Guaranty of Moore North America, Inc., a Delaware corporation, in respect of Indebtedness outstanding under and pursuant to the Bank Credit Agreement shall have been unconditionally terminated.

     Section 4.13. Funding Instructions. At least three Business Days prior to the date of the Closing, you shall have received written instructions executed by a Responsible Officer of the Company directing the manner of the payment of funds and setting forth (1) the name and address of the transferee bank, (2) such transferee bank's ABA number, (3) the account name and number into which the purchase price for the Notes is to be deposited, and (4) the name and telephone number of the account representative responsible for verifying receipt of such funds.

     Section 4.14. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and Chapman and Cutler, and you and Chapman and Cutler shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE PARENT CORPORATION AND THE
           COMPANY.

     Section 5.1. The Parent Corporation represents and warrants to you that on and as of the date of the Closing (unless otherwise expressly specified in writing in SCHEDULE 5.1 pertaining to any such representation or warranty):

     Section 5.1.1. Organization; Power and Authority. The Parent Corporation is a corporation validly organized and existing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign or extra provincial corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Parent Corporation has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Other Agreements and to perform the provisions hereof. The Parent Corporation is subject to the relevant commercial law and civil law and is generally subject to suit and it is not, nor does any of its properties or revenues, enjoy any right of immunity from any judicial proceedings, including attachment prior to judgment, attachment in aid of execution, execution of the judgment or otherwise. The Parent Corporation represents that the execution and delivery of this Agreement and the Other Agreements constitute private and commercial acts rather than governmental or public acts of the Parent Corporation.

     Section 5.1.2. Authorization, Etc. This Agreement and the Other Agreements have been duly authorized by all necessary corporate action on the part of the Parent Corporation, and this Agreement constitutes a legal, valid and binding obligation of the Parent Corporation enforceable against the Parent Corporation in accordance with its terms, except as such enforceability may be limited by
(a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     Section 5.1.3. Disclosure. The Parent Corporation, through its agent, Salomon Smith Barney, has delivered to you and each Other Purchaser a copy of a Private Placement Memorandum, dated January, 1999 (the "Memorandum "), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Parent Corporation and its Subsidiaries. Except as disclosed in SCHEDULE 5.1.3, this Agreement, the Memorandum, the documents, certificates or other writings delivered to you by or on behalf of the Parent Corporation in connection with the transactions contemplated hereby and the financial statements listed in SCHEDULE 5.1.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum or as expressly described in SCHEDULE 5.1.3, or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in SCHEDULE 5.1.5, since December 31, 1997, there has been no change in the financial condition, operations, business, properties or prospects of the Parent Corporation or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Parent Corporation that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to you by or on behalf of the Parent Corporation specifically for use in connection with the transactions contemplated hereby.

     Section 5.1.4. Organization and Ownership of Shares of Material Subsidiaries. (a) SCHEDULE 5.1.4 contains (except as noted therein) complete and correct lists as of December 31, 1998 (i) of the Parent Corporation's Material Subsidiaries, showing, as to each Material Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Parent Corporation and each other Subsidiary, and (ii) of the Parent Corporation's directors and senior officers.

     (b) All of the outstanding shares of capital stock or similar equity interests of each Material Subsidiary shown in SCHEDULE 5.1.4 as being owned by the Parent Corporation and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Parent Corporation or another Subsidiary free and clear of any Lien (except as otherwise disclosed in SCHEDULE 5.1.4).

     (c) Each Material Subsidiary identified in SCHEDULE 5.1.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Material Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

     (d) No Material Subsidiary is a party to, or otherwise subject to, any legal restriction or any agreement (other than this Agreement and the Other Agreements and customary limitations imposed by corporate law statutes) restricting the ability of such Material Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Parent Corporation or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Material Subsidiary.

     Section 5.1.5. Financial Statements. The Parent Corporation has delivered to each holder of the Notes copies of the consolidated financial statements of the Parent Corporation listed on SCHEDULE 5.1.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Parent

Corporation and its Subsidiaries as of the respective dates specified in such financial statements and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

     Section 5.1.6. Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Parent Corporation of this Agreement will not
(a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Parent Corporation or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Parent Corporation or any Subsidiary is bound or by which the Parent Corporation or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Parent Corporation or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Parent Corporation or any Subsidiary the contravention, breach, or violation of which or conflict with which would have a Material Adverse Effect.

     Section 5.1.7. Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Parent Corporation of this Agreement, other than those which have been obtained, are in full force and effect and are specified in SCHEDULE 5.2.4.

     Section 5.1.8. Litigation; Observance of Agreements, Statutes and Orders.
(a) Except as disclosed in SCHEDULE 5.1.8, there are no actions, suits or proceedings pending or, to the knowledge of the Parent Corporation, threatened against or affecting the Parent Corporation or any Subsidiary or any property of the Parent Corporation or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     (b) Neither the Parent Corporation nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     Section 5.1.9. Taxes. The Parent Corporation and its Subsidiaries for all fiscal years up to and including the fiscal year ended December 31, 1997 have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which individually or in the aggregate would not have a Material Adverse Effect or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Parent Corporation or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Parent Corporation knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Parent Corporation and its Subsidiaries in respect of U.S. federal, state, Canadian, provincial or other taxes for all fiscal periods are adequate. The Canadian federal income tax liabilities of the Parent Corporation have been determined by Revenue Canada and paid for all taxation years up to and including the taxation year ended December 31, 1991, except for matters which are being validly contested by the Parent Corporation and are either not Material or are disclosed on SCHEDULE 5.1.8.

     Section 5.1.10. Title to Property; Leases. The Parent Corporation and its Subsidiaries have good and sufficient title to their respective properties (other than those properties the failure to have good and sufficient title of which, individually or in the aggregate, would not have a Material Adverse Effect), including all such properties reflected in the most recent audited balance sheet referred to in SECTION 5.1.5 or purported to have been acquired by the Parent Corporation or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

     Section 5.1.11. Licenses, Permits, Etc. Except as disclosed in SCHEDULE 5.1.11,

         (a) the Parent Corporation and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, (other than those that the failure to own or possess individually or in the aggregate would not have a Material Adverse Effect), without known conflict with the rights of others;

         (b) to the best knowledge of the Parent Corporation, no product of the Parent Corporation or any Subsidiary infringes in any Material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

         (c) to the best knowledge of the Parent Corporation, there is no Material violation by any Person of any right of the Parent Corporation or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Parent Corporation or any of its Subsidiaries.

     Section 5.1.12. Compliance with Pension Laws. (a) The Parent Corporation and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Parent Corporation nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3(3) of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Parent Corporation or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Parent Corporation or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to
Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. The representation by the Parent Corporation in the immediately preceding sentence of this SECTION 5.1.12(a) is made in reliance upon and subject to the accuracy of your representation in SECTION 6.2 as to the source of funds to be used by you to pay the purchase price of the Notes.

     (b) With respect to each Plan that is subject to Title IV of ERISA (other than Multiemployer Plans), the present value of the projected benefit obligations under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit obligations. The terms "current value" and "present value" have the meaning specified in Section 3 of ERISA.

     (c) The Parent Corporation and its ERISA Affiliates have not incurred withdrawal liabilities (and are not reasonably expected to incur any withdrawal liabilities) under Section 4201 or 4204 of ERISA in respect of Multiemployer Plans as have resulted in or could reasonably be expected to result in a Material Adverse Effect.

     (d) The expected post-retirement benefit obligation (determined as of the last day of the Parent Corporation's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by Section 4980B of the Code) of the Parent Corporation and its Subsidiaries could not reasonably be expected to result in a Material Adverse Effect.

     (e) Each Non-U.S. Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities; neither the Parent Corporation nor any Subsidiary has incurred any obligation in connection with the termination of or withdrawal from any Non-U.S. Pension Plan; and the present value of the accrued benefit liabilities (whether or not vested) under each Non-U.S. Pension Plan, determined as of the end of the Parent Corporation's most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Non-U.S. Pension Plan allocable to such benefit liabilities. All contributions required to be made with respect to a Non-U.S. Pension Plan have been timely made, except where the failure to make such timely contributions has not resulted in and could not reasonably be expected to result in a Material Adverse Effect.

     (f) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of

ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code. The representation by the Parent Corporation in the first sentence of this SECTION 5.1.12(f) is made in reliance upon and subject to the accuracy of your representation in SECTION 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by you.

     Section 5.1.13. Private Offering by the Company. Neither the Parent Corporation nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than you, the Other Purchasers and not more than 114 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Parent Corporation nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act. None of the Parent Corporation, its Affiliates or any Person acting on its or their behalf (including, without limitation, Salomon Smith Barney) has engaged in any form of general solicitation or general advertising (as those terms are defined in Regulation D under the Securities Act) with respect to the Notes.

     Section 5.1.14. Margin Regulations. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Parent Corporation in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Parent Corporation and its Subsidiaries and the Parent Corporation does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

     Section 5.1.15. Existing Indebtedness; Future Liens. (a) Except as described therein, SCHEDULE 5.1.15 sets forth a complete and correct list of all outstanding Indebtedness of the Parent Corporation and its Subsidiaries as of January 31, 1999, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payment or maturities of the Indebtedness of the Parent Corporation or its Subsidiaries. Neither the Parent Corporation nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Parent Corporation or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Parent Corporation or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

     (b) Except as disclosed in SCHEDULE 5.1.15, neither the Parent Corporation nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by
SECTION 10.4.

     Section 5.1.16. Foreign Assets Control Regulations, Etc. Neither the sale of the Notes by the Parent Corporation hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

     Section 5.1.17. Status under Certain Statutes. Neither the Parent Corporation nor any Subsidiary is an "investment company" registered or required to be registered subject to regulation under the Investment Company Act of 1940, as amended, or is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, or the Federal Power Act, as amended.

     Section 5.1.18. Obligations Rank Pari Passu. The payment obligations of the Parent Corporation under SECTION 11 rank at least pari passu in right of payment with all other senior unsecured Indebtedness of the Parent Corporation, including, without limitation, all senior unsecured Indebtedness of the Parent Corporation described in SCHEDULE 5.1.15 hereto.

     Section 5.1.19. Environmental Matters. Neither the Parent Corporation nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Parent Corporation or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to you in writing:

         (a) neither the Parent Corporation nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

         (b) neither the Parent Corporation nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them or has disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

         (c) all buildings on all real properties now owned, leased or operated by the Parent Corporation or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

     Section 5.2. The Company represents and warrants to you that on and as of the date of the Closing (unless otherwise expressly specified in writing in Schedule 5.2 pertaining to any such representation or warranty):

     Section 5.2.1. Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Other Agreements and the Notes and to perform the provisions hereof and thereof.

     Section 5.2.2. Authorization, Etc. This Agreement, the Other Agreements and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof, each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     Section 5.2.3. Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement and the Notes will not
(i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary the contravention, breach default or violation of which or conflict with which would have a Material Adverse Effect.

     Section 5.2.4. Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes, other than those which have been obtained, are in full force and effect and are specified in SCHEDULE 5.2.4.

     SECTION 5.2.5. Litigation; Observance of Agreements, Statutes and Orders.
(a) There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     Section 5.2.6. Taxes. The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of federal, state or other taxes for all fiscal periods are adequate.

     Section 5.2.7. Title to Property; Leases. The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in SECTION 5.1.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

     Section 5.2.8. Licenses, Permits, Etc. The Company and its Subsidiaries own or possess all licenses and permits that individually or in the aggregate are Material, without known conflict with the rights of others.

     Section 5.2.9. Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than you, the Other Purchasers and not more than 114 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

     Section 5.2.10. Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes as set forth in SCHEDULE 5.2.10. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 0% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 0%0 of the value of such assets. As used in this SECTION, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

     Section 5.2.11. No Employee Plans. The Company does not sponsor or contribute to any Plan, Multiemployer Plan or Non-U.S. Pension Plan.

SECTION 6. REPRESENTATIONS OF THE PURCHASER.

     Section 6.1. Purchase for Investment. You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof; provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes. In addition, you represent that you are an "accredited investor" (as defined in Rule 501 under the Securities
Act).

     Section 6.2. Source of Funds. You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source ") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

         (a) the Source is an "insurance company general account" within the meaning of United States Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60 (issued July 12, 1995) and there is no employee benefit plan, treating as a single plan, all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceed ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with the Source's State of domicile; or

         (b) the Source is either (i) an insurance company pooled separate account, within the meaning of PTCE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTCE 91-38 (issued July 12, 1991) and, (except as you have disclosed to the Parent Corporation and the Company in writing pursuant to this paragraph (b)), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

         (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part l(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a Person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Parent Corporation and the Company in writing pursuant to this paragraph (c); or

         (d) the Source is a governmental plan; or

         (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Parent Corporation and the Company in writing pursuant to this paragraph (e); or

         (f) the Source does not include assets of any employee benefit plan (other than a plan exempt from the coverage of ERISA) and does not include assets of any entity whose underlying assets include "plan assets" as determined under United States Department of Labor Regulation Section 2510.3-101.

     If you or any subsequent transferee of the Notes is relying upon a representation set forth in the parenthetical in paragraph (b) above or in paragraphs (c) or (e) above, you or such transferee shall deliver to the Parent Corporation and the Company written notice of such reliance no later than 20 Business Days before the date of the Closing or the date of the applicable transfer. Such written notice shall contain (i) with respect to any plan identified pursuant to paragraph (b) or (e) above, the name of the plan or (ii) with respect to any QPAM pursuant to paragraph (c) above, the name of the QPAM. Upon receipt of such written notice the Parent Corporation and the Company shall deliver on the date of Closing or on the date of any applicable transfer, as the case may be, a certificate, which shall either state that (i) they are neither a party in interest nor a "disqualified person" (as defined in Section 4975(e)(2) of the Code), with respect to any plan identified pursuant to paragraphs (b) or
(e) above, or (ii) with respect to any plan, identified pursuant to paragraph
(c) above, neither they nor any "affiliate" (as defined in Section V(c) of the QPAM Exemption) has at such time, and during the immediately preceding one year, exercised the authority to appoint or terminate said QPAM as manager of any plan identified in writing pursuant to paragraph (c) above or to negotiate the terms of said QPAM's management agreement on behalf of any such identified plan; provided that if the Company cannot deliver the certificate required by this paragraph with respect to any disclosure made by you or a transferee pursuant to paragraphs (b), (c) or (e) above, the Parent Corporation and the Company shall notify you or the transferee no later than 10 Business Days before the Closing or transfer, as the case may be, and the Source shall not be used by you or the transferee, as the case may be.

     As used in this SECTION 6.2, the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 7. INFORMATION AS TO THE PARENT CORPORATION.

     Section 7.1. Financial and Business Information. The Parent Corporation shall deliver to each holder of Notes that is an Institutional Investor:

         (a) Quarterly Statements - within 60 days after the end of each quarterly fiscal period in each fiscal year of the Parent Corporation (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of:

            (i) an unaudited consolidated balance sheet of the Parent Corporation (on a consolidated basis with respect to the Parent Corporation and its Subsidiaries) as at the end of such quarter, and

            (ii) unaudited consolidated statements of earnings, retained earnings and cash flows of the Parent Corporation (on a consolidated basis with respect to the Parent Corporation and its Subsidiaries) for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments; provided that the delivery within the time period specified above of copies of the Parent Corporation's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities Exchange Commission shall be deemed to satisfy the requirements of SECTION 7.1(a), so long as such Forms 10-Q contain quarterly statements reflecting the financial information described in the foregoing clauses (a)(i) and (ii) for the fiscal quarter to which any such Form 10-Q relates.;

         (b) Annual Statements - within 120 days after the end of each fiscal year of the Parent Corporation, duplicate copies of,

            (i) a consolidated balance sheet of the Parent Corporation (on a consolidated basis with respect to the Parent Corporation and its Subsidiaries), as at the end of such year, and

            (ii) consolidated statements of earnings, retained earnings and cash flows of the Parent Corporation (on a consolidated basis with respect to the Parent Corporation and its Subsidiaries), for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied

            (A) by a report thereon of a major Canadian or United States firm of independent chartered accountants selected by the Parent Corporation to the effect that such financial statements present fairly, in all material respects, the consolidated financial position of the Parent Corporation and its Subsidiaries and their consolidated results of operations and cash flows-and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted Canadian auditing standards and included such tests of the accounting records and such other auditing procedures as said accountants deemed necessary in the circumstances; and

            (B) a certificate of such accountants in the form of EXHIBIT 7.1(b) attached hereto;

     provided that the delivery within the time period specified above of the Parent Corporation's annual report on Form 10-K for such fiscal year (together with the Parent Corporation's Annual Report to Shareholders, if any, prepared pursuant to Rule 14A-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this
     SECTION 7.1(b), so long as such annual reports contain the financial information described in the foregoing clauses (b)(i) and (ii) for the fiscal year to which they relate and are accompanied by the report and certificate referred to in SECTIONS 7.1(b)(ii)(A) and (B), respectively;

         (c) Ontario Securities Commission and Other Reports - promptly upon their becoming available (to the extent not previously provided to each holder of the Notes), one copy of (i) each financial statement, report, notice or proxy statement sent by the Parent Corporation or any Subsidiary to securities holders generally, and (ii) each regular or material periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Parent Corporation or any Subsidiary with any securities exchange, including, without limitation, the Ontario Securities Commission or the United States Securities and Exchange Commission or any successor agency to any of the foregoing or any other Canadian or United States federal or state or provincial securities regulatory authority or with any Canadian or United States stock exchange, and (iii) all press releases and other statements made available generally by the Parent Corporation or any Subsidiary to the public concerning developments which would reasonably be expected to have a Material Adverse Effect;

         (d) Notice of Default or Event of Default - promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in SECTION 12(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

         (e) ERISA Matters - promptly, and in any event within ten days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Parent Corporation or an ERISA Affiliate proposes to take with respect thereto:

            (i) with respect to any Plan, any reportable event, as defined in
         Section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

            (ii) written notice by the PBGC instituting proceedings under
         Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Parent Corporation or any ERISA Affiliate of a written notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

            (iii) any event, transaction or condition that could reasonably be expected to result in the incurrence of any liability by the Parent Corporation or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Parent Corporation or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

         (f) Notices from Governmental Authority - promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Parent Corporation or any Subsidiary from any U.S. federal or state, or Canadian federal or provincial, Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

         (g) Requested Information - with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Parent Corporation or any of its Subsidiaries or relating to the ability of the Parent Corporation or the Company to perform its obligations hereunder and/or under the Notes, as the case may be, as from time to time may be reasonably requested by any such holder of Notes, including without limitation, such information as is required by

     SEC Rule 144A under the Securities Act to be delivered to any prospective transferee of the Notes.

     Section 7.2. Officer's Certificate. Each set of financial statements delivered to a holder of Notes pursuant to SECTION 7.1(a) or SECTION 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

         (a) Covenant Compliance - the information (including detailed calculations) required in order to establish whether the Parent Corporation was in compliance with the requirements of SECTIONS 10.1 through 10.6, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such SECTION, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

         (b) Event of Default - a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Parent Corporation and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Parent Corporation or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Parent Corporation shall have taken or proposes to take with respect thereto.

     Section 7.3. Inspection. The Parent Corporation shall permit the representatives of each holder of Notes that is an Institutional Investor:

         (a) No Default - if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Parent Corporation, to visit the principal executive office of the Parent Corporation, to discuss the affairs, finances and accounts of the Parent Corporation and its Subsidiaries with the Parent Corporation's officers, and (with the consent of the Parent Corporation, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Parent Corporation, which consent will not be unreasonably withheld) to visit the other offices and properties of the Parent Corporation and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

         (b) Default - if a Default or Event of Default then exists, at the expense of the Parent Corporation, to visit and inspect any of the offices or properties of the Parent Corporation or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Parent Corporation authorizes said accountants to discuss the affairs, finances and accounts of the Parent Corporation and its Subsidiaries), all at such times and as often as may be requested.

SECTION 8. PREPAYMENT OF THE NOTES.

     Section 8.1. Required Prepayments. No regularly scheduled prepayment of the principal of either series of the Notes is required prior to the date of its maturity.

     Section 8.2. Optional Prepayments. Upon notice as provided below, the Company shall have the privilege at any time and from time to time of prepaying all or any part of the Notes, but if in part, then such prepayment shall be applied against the Series A Notes and the Series B Notes in proportion to the aggregate amount outstanding of each series and in an amount not less than 10% of the aggregate principal amount of the Notes then outstanding, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this SECTION 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment (which must be a Business Day). Each such notice shall specify such date, the aggregate principal amount of the Notes of each series to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with SECTION 8.5), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall also be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to any prepayment pursuant to this SECTION 8.2, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

     Section 8.3. Redemption for Reasons of Taxation. If in the good faith opinion of the Board of Directors of the Parent Corporation (which determination shall be accompanied by a written opinion of an independent tax counsel of recognized standing to the same such effect), the Parent Corporation would be obligated pursuant to SECTION 15.3 to pay a Tax Indemnity Amount greater than 10% of any interest payment in respect of the Notes as a result of a change of tax law after the date of this Agreement, or if, in the good faith of opinion of the Board of Directors of the Parent Corporation (which determination shall be accompanied by a written opinion of independent tax counsel of recognized standing to the same such effect), the Company or the Parent Corporation, as the case may be, will be obligated to withhold taxes in an amount greater than (i) in the case of Company, 5% and (ii) in the case of the Parent Corporation, 10% of any interest payment in respect of the Notes, as a result of a change of tax law after the date of this Agreement, then and in any such event, but only in any such event, on the occasion of any payment pursuant to SECTION 15.3, if any, in respect of the Parent Guaranty (whether such payment is made directly by the Parent Corporation or for the benefit of the Parent Corporation), or in the case of the Company, on the occasion of any such interest payment, the Company may, by giving written notice to each holder of the Notes not less than 30 days nor more than 60 days before the date fixed for a prepayment, prepay pursuant to this SECTION 8.3

(and not pursuant to SECTION 8.2) all (but not less than all) of the outstanding Notes of the applicable series with respect to which any such amounts will be payable by payment of the principal amount of such Notes and accrued interest thereon to the date of such prepayment, together with any amount then due and owing pursuant to SECTION 15.3, if any, in respect of the Parent Guaranty, but without a premium. At any time on or after the date on which any holder of the Notes receives notice pursuant to this SECTION 8.3 that the Company intends to prepay the Notes held by such holder pursuant to this SECTION 8.3, but not less than two Business Days prior to the date scheduled for such prepayment, such holder may, by notice delivered to the Parent Corporation and the Company in the manner provided in SECTION 19, irrevocably waive any and all right to any payment of any additional amounts the Parent Corporation would become obligated to pay under SECTION 15.3 in respect of the Parent Guaranty as a result of any deduction or withholding which would be required with respect to any Relevant Tax (as defined in Section 15.3), such waiver to be effective as of the date of delivery by the Company of such notice of prepayment and to survive termination of this Agreement and payment in full of the Notes, provided that no such waiver shall be deemed to constitute a waiver of any right to receive a payment in full under SECTION 15.3 in respect of any other event or condition that shall have given rise to the Company's prepayment right under this SECTION 8.3, including, without limitation, any increase in the amount of any payment that a holder of any Note would be entitled to receive under SECTION 15.3 notwithstanding any waiver previously delivered pursuant to this SECTION 8.3. Effective upon receipt of notice of such waiver, the Company shall then cease to have any right of prepayment with respect to such Notes under this SECTION 8.3 in respect of the Relevant Tax to which the notice relates. True, correct and complete copies of any determination by the Board of Directors of the Parent Corporation as to the existence of any such obligation to pay a Relevant Tax as hereinabove contemplated and the opinion of independent tax counsel of recognized standing to the same such effect shall be furnished to each holder of the Notes concurrently with the payment pursuant to SECTION 15.3 in respect of the Parent Guaranty or with the delivery of the written notice by the Company to each holder of the Notes in connection with a prepayment pursuant to this SECTION 8.3, as the case maybe.

     Section 8.4. Change in Control.

     (a) Notice of Change in Control or Control Event. The Parent Corporation will, within five Business Days after any Responsible Officer has knowledge of the occurrence of any Change in Control or Control Event, give written notice of such Change in Control or Control Event to each holder of Notes unless notice in respect of such Change in Control (or the Change in Control contemplated by such Control Event) shall have been given pursuant to subparagraph (b) of this
SECTION 8.4. If a Change in Control has occurred, such notice shall contain and constitute an offer to prepay all, but not less than all, of the Notes as described in subparagraph (c) of this SECTION 8.4 and shall be accompanied by the certificate described in subparagraph (g) of this SECTION 8.4.

     (b) Condition to Parent Corporation Action. The Parent Corporation will not take any action that consummates or finalizes a Change in Control unless (i) at least seven days prior ,to such action it shall have given to each holder of Notes written notice containing and constituting an offer to prepay Notes as described in subparagraph (c) of this SECTION 8.4, accompanied by the certificate described in subparagraph (g) of this SECTION 8.4, and

(ii) contemporaneously with the consummation of such Change in Control, it prepays all Notes required to be prepaid in accordance with this SECTION 8.4.

     (c) Offer to Prepay Notes. The offer to prepay the Notes contemplated by subparagraphs (a) and (b) of this SECTION 8.4 shall be an offer to prepay, in accordance with and subject to this SECTION 8.4, all, but not less than all, the Notes held by each holder (in this case only, "holder" in respect of any Note registered in the name of a nominee for a beneficial owner shall mean such beneficial owner) on a date specified in such offer (the "Proposed Prepayment Date"). If such Proposed Prepayment Date is in connection with an offer contemplated by subparagraph (a) of this Section 8.4, such date shall be not less than 30 days and not more than 120 days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the first Business Day after the 45th day after the date of such offer).

     (d) Acceptance. A holder of the Notes may accept the offer to prepay made pursuant to this SECTION 8.4 by causing a notice of such acceptance to be delivered to the Company not later than 15 days after receipt by such holder of the most recent offer of prepayment. A failure by a holder of the Notes to respond to an offer to prepay made pursuant to this SECTION 8.4 shall be deemed to constitute an acceptance of such offer by such holder.

     (e) Prepayment. Prepayment of the Notes to be prepaid pursuant to this
SECTION 8.4 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment, plus the Make-Whole Amount, if any, determined for the prepayment date with respect to such principal amount. Two Business Days preceding the date of prepayment, the Company shall deliver to each holder of Notes being prepaid a statement showing the Make-Whole Amount, if any, due in connection with such prepayment and setting forth the details of the computation of such amount. The prepayment shall be made on the Proposed Prepayment Date except as provided in subparagraph
(f) of this SECTION 8.4.

     (f) Deferral Pending Change in Control. The obligation of the Company to prepay the Notes pursuant to the offers required by subparagraph (c) and accepted in accordance with subparagraph (d) of this SECTION 8.4 is subject to the occurrence of the Change in Control in respect of which such offers and acceptances shall have been made. In the event that such Change in Control has not occurred on the Proposed Prepayment Date in respect thereof, the prepayment shall be deferred until, and shall be made on, the date on which such Change in Control occurs. The Company shall keep each holder of the Notes reasonably and timely informed of (i) any such deferral of the date of prepayment, (ii) the date on which such Change in Control and the prepayment are expected to occur, and (iii) any determination by the Company that efforts to effect such Change in Control have ceased or been abandoned (in which case the offers and acceptances made pursuant to this Section 8.4 in respect of such Change in Control shall be deemed rescinded).

     (g) Officer's Certificate. Each offer to prepay the Notes pursuant to this
SECTION 8.4 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying:
(i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this
SECTION 8.4; (iii) the principal amount of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (v) that the Company has complied with its obligations under this SECTION 8.4 required to have then been complied with at such time; and (vi) in reasonable detail, the nature and date or proposed date of the Change in Control.

     (h) Effect on Required Payments. The amount of each payment of the principal of the Notes made pursuant to this SECTION 8.4 shall be applied against and reduce each of the then remaining principal payments due pursuant to
SECTION 8.1 by a percentage equal to the aggregate principal amount of the Notes so paid divided by the aggregate principal amount of the Notes outstanding immediately prior to such payment.

     (i) Certain Definitions. "Change in Control" shall be deemed to have occurred if any person (as such term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act as in effect on the date of the Closing) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act), in each such case, other than the Control Group,

         (i) become the "beneficial owners" (as such term is used in Rule 13d-3 under the Exchange Act as in effect on the date of the Closing), directly or indirectly, of more than 50% of the total voting power of all classes then outstanding of the Parent Corporation's Voting Stock, or

         (ii) acquire after the date of the Closing (x) the power to elect, appoint or cause the election or appointment of at least a majority of the members of the board of directors of the Parent Corporation, through beneficial ownership of the capital stock of the Parent Corporation or otherwise, or (y) all or substantially all of the properties and assets of the Parent Corporation, or

         (iii) become the "beneficial owners" (as such term is used in Rule 13d-3 under the Exchange Act as in effect on the date of the Closing), directly or indirectly, of more than 20% of the voting power of any class then outstanding of the Company's Voting Stock.

     "Control Event" means:

         (i) the execution by the Parent Corporation or any of its Subsidiaries or Affiliates of any agreement or letter of intent with respect to any proposed transaction or event or series of transactions or events which, individually or in the aggregate, may reasonably be expected to result in a Change in Control,

         (ii) the execution of any written agreement which, when fully performed by the parties thereto, would result in a Change in Control, or

         (iii) the making of any written offer by any person (as such term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act as in effect on the date of the Closing) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act as in effect on the date of the Closing) to the holders of the common stock of the Parent Corporation, which offer, if accepted by the requisite number of holders, would result in a Change in Control.

     (j) All calculations contemplated in this SECTION 8.4 involving the capital stock of any Person shall be made with the assumption that all convertible Securities of such Person then outstanding and all convertible Securities issuable upon the exercise of any warrants, options and other rights outstanding at such time were converted at such time and that all options, warrants and similar rights to acquire shares of capital stock of such Person were exercised at such time.

     (k) The Parent Corporation will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to this SECTION 8.4. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Agreement, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the provisions of this Agreement by virtue thereof.

     Section 8.5. Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes pursuant to SECTION 8.2, the principal amount of the Notes to be prepaid shall be (a) allocated among each series of Notes in proportion to the aggregate unpaid principal amount of each such series of Notes, and (b) allocated pro rata among all of the holders of each series of Notes at the time outstanding in accordance with the unpaid principal amounts thereof not theretofore called for prepayment. All prepayments pursuant to
SECTION 8.3 or 8.4 shall be applied as therein provided.

     Section 8.6. Maturity; Surrender, Etc. In the case of each prepayment of the Notes pursuant to this SECTION 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

     Section 8.7. Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

     Section 8.8. Make-Whole Amount. The term "Make-Whole Amount" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal; provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

         "Called Principal" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to SECTION 8.2 or SECTION 8.4 or has become or is declared to be immediately due and payable pursuant to
     SECTION 13.1, as the context requires.

         "Discounted Value" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

         "Reinvestment Yield" means, with respect to the Called Principal of any Note, .50% over the yield to maturity implied by (a) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 500" of the Bridge/Telerate (Bid Side) Screen (or, if not available, any other national recognized trading screen reporting on-line intraday trading in the U.S. Treasury securities) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (b) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (i) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between (1) the actively traded on-the-run U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (2) the actively traded on-the-run U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.

         "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (i) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (ii) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

         "Remaining Scheduled Payments" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such

     Called Principal were made prior to its scheduled due date; provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to SECTION 8.2, 8.4 or 13.1.

         "Settlement Date" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to
     SECTION 8.2 or SECTION 8.4 or has become or is declared to be immediately due and payable pursuant to SECTION 13.1, as the context requires.

SECTION 9. AFFIRMATIVE COVENANTS.

     Section 9.1. The Parent Corporation covenants that so long as any of the Notes are outstanding:

     Section 9.1.1. Compliance with Law. (a) The Parent Corporation will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA and applicable laws in respect of Non-U.S. Pension Plans and all Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     (b) Without limiting clause (a) of this SECTION 9.1.1, the Parent Corporation will not, and will not permit any of its Subsidiaries, to take any action that would cause any supplemental pension plan, any employee pension arrangement or any employee benefit plan maintained by it to be terminated in a manner which could reasonably be anticipated to result in the imposition of a Lien on any property of the Parent Corporation or any Subsidiary pursuant to any Canadian federal or provincial law that would have a Material Adverse Effect, nor will the Parent Corporation or any of its Subsidiaries withdraw from any multiemployer plan if such withdrawal would subject the Company or any of its Subsidiaries to a liability that would have a Material Adverse Effect.

     Section 9.1.2. Insurance. The Parent Corporation will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

     Section 9.1.3. Maintenance of Properties. The Parent Corporation will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times; provided that this SECTION 9.1.3 shall not prevent the Parent Corporation or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Parent Corporation has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     Section 9.1.4. Payment of Taxes and Claims. The Parent Corporation will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Parent Corporation or any Subsidiary; provided that neither the Parent Corporation nor any Subsidiary need pay any such tax or assessment or claims if
(a) the amount, applicability or validity thereof is contested by the Parent Corporation or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Parent Corporation or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Parent Corporation or such Subsidiary or (b) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

     Section 9.1.5. Corporate Existence, Etc. Subject to SECTION 10.6, the Parent Corporation will at all times preserve and keep in full force and effect its corporate existence and will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Parent Corporation or a Wholly-owned Subsidiary) and all rights and franchises of the Parent Corporation and its Subsidiaries unless, in the good faith judgment of the Parent Corporation, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

     Section 9.1.6. Nature of Business. Neither the Parent Corporation nor any Subsidiary will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Parent Corporation and its Subsidiaries would be substantially changed from the general nature of the business engaged in by the Parent Corporation and its Subsidiaries as described in the Memorandum.

     Section 9.1.7. Guaranty by Constituent Company Guarantors. If at any time after the date of the Closing any Material Subsidiary of the Parent Corporation becomes directly or indirectly liable for the payment of (x) any Qualified Parity Priority Indebtedness (other than the Notes) or (y) any Designated Priority Indebtedness, if such Subsidiary is also then liable in respect of any Qualified Parity Priority Indebtedness, the Parent Corporation shall cause such

Subsidiary within three Business Days after the date of creation or incurrence of such liability, to execute and deliver to the holders of the Notes a Constituent Company Guaranty substantially in the form of the Corresponding Subsidiary Obligation on account of which such Constituent Company Guaranty is being delivered pursuant to this SECTION 9.1.7 if the liability of such Subsidiary is or constitutes a Contingent Liability and otherwise in a form containing substantially the terms and provisions set forth in SECTION 11, but pertaining to such Subsidiary, and the Parent Corporation shall, in any event, deliver, or cause to be delivered, to the holders of the Notes the following items:

         (a) all such amendments to this Agreement and any Constituent Company Guaranty as may reasonably be deemed necessary by the Required Holders in order to reflect the existence of such Constituent Company Guaranty for the benefit of the holders of the Notes, together with the Intercreditor Agreement, if required by the terms of SECTION 9.1.7(e);

         (b) a certificate signed by an authorized officer of such Subsidiary making representations to the effect of those contained in SECTIONS 5.2.1 through 5.2.4, but with respect to such Subsidiary and such Constituent Company Guaranty;

         (c) customary documents and evidence with respect to such Subsidiary in order to establish the existence and good standing of such Subsidiary and, in the case of any Constituent Company Guaranty of Designated Priority Indebtedness, the legal, valid and binding nature of such Constituent Company Guaranty insofar as such Subsidiary is concerned;

         (d) an opinion of counsel to the effect that such Constituent Company Guaranty has been duly authorized, executed and delivered; and

         (e) the Intercreditor Agreement.

     Section 9.1.8. Obligations to Rank Pari Passu. The payment obligations of the Parent Corporation under SECTION 11 are and at all times shall remain direct and unsecured obligations of the Parent Corporation ranking pari passu in right of payment with all other present and future unsecured Indebtedness of the Parent Corporation which is not expressed to be subordinate or junior in rank to any other unsecured Indebtedness of the Parent Corporation.

     Section 9.2. The Company covenants that so long as any of the Notes are outstanding:

     Section 9.2.1. Compliance with Law. The Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA and all Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that noncompliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     Section 9.2.2. Insurance. The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

     Section 9.2.3. Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times; provided that this
SECTION 9.2.3 shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     Section 9.2.4. Payment of Taxes and Claims. The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary; provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (a) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (b) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

     Section 9.2.5. Corporate Existence, Etc. The Company will at all times preserve and keep in full force and effect its corporate existence. Subject to
SECTION 10.6, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Wholly-owned Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

     Section 9.2.6. Nature of Business. Neither the Company nor any Subsidiary will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Company and its Subsidiaries would be substantially changed from the general nature of the business engaged in by the Company and its Subsidiaries as described in the Memorandum.

     Section 9.2.7. Transactions with Affiliates. The Company will not, and will not permit any of its Subsidiaries to enter into or be a party to any transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person other than an Affiliate.

     Section 9.2.8. Notes to Rank Pari Passu. The Notes of the Company are and at all times shall remain direct and unsecured obligations of the Company ranking pari passu as against the assets of the Company with all other Notes from time to time issued and outstanding hereunder without any preference among themselves and pari passu with all other present and future unsecured Indebtedness (actual or contingent) of the Company which is not expressed to be subordinate or junior in rank to any other unsecured Indebtedness of the Company.

SECTI0N 10. NEGATIVE COVENANTS.

     The Parent Corporation covenants that so long as any of the Notes are outstanding:

     Section 10.1. Consolidated Net Worth. The Parent Corporation will at all times keep and maintain Consolidated Net Worth at an amount not less than the sum of (a) U.S. $425,000,000, plus (b) 25% of Consolidated Net Income computed on a cumulative basis for each of the elapsed fiscal years ending after December 31, 1998; provided that notwithstanding that Consolidated Net Income for any such elapsed fiscal year may be a deficit figure, no reduction as a result thereof shall be made in the sum to be maintained pursuant hereto.

     Section 10.2. Interest Coverage Ratio. The Parent Corporation will at all times keep and maintain the ratio of Consolidated EBITDA for the immediately preceding four fiscal quarter period to Consolidated Interest Expense for such four fiscal quarter period at not less than the ratio set forth below opposite the corresponding date of determination:

                      Date                                           Ratio
                      ----                                           -----

     Closing through December 31, 1999                            2.0 to 1.0
     January 1, 2000 through December 31, 2000                    2.5 to 1.0
     January 1, 2001 and thereafter                               3.0 to 1.0

     Section 10.3. Limitations on Debt. (a) The Parent Corporation will not, and will not permit any Subsidiary to, create, issue, assume, guarantee or otherwise incur or in any manner become liable in respect of any Debt except:

         (i)  Debt evidenced by the Notes;

         (ii) Debt of the Parent Corporation and its Subsidiaries (including, without limitation, Priority Indebtedness) outstanding as of the date of this Agreement and described on SCHEDULE 5.1.15 hereto;

         (iii) additional Debt of the Parent Corporation and its Subsidiaries; provided that at the time of creation, issuance, assumption, guarantee or incurrence thereof and after giving effect thereto and to the application of the proceeds thereof:

            (1) no Default or Event of Default would exist,

            (2) Consolidated Debt shall not exceed 60% of Consolidated Total Capitalization, and

            (3) in the case of the issuance of any Priority Indebtedness, the aggregate amount of Consolidated Priority Indebtedness (including the Priority Indebtedness then to be created or incurred) shall not exceed 25% of Consolidated Net Worth;

         (iv) Debt of a Subsidiary owing to the Parent Corporation or to a Wholly-owned Subsidiary.

     (b) Debt issued or incurred within the limitations of SECTION 10.3(a)(ii) or (iii) (other than Debt from time to time issued or incurred pursuant to the Bank Credit Agreement) may be renewed, extended, refunded or replaced (without increase in the principal amount remaining unpaid at the time of such renewal, extension, refunding or replacement, except as otherwise expressly contemplated by the definition of "Designated Priority Indebtedness"), provided that at the time of such renewal, extension, refunding or replacement, and after giving effect thereto, no Default or Event of Default would exist. Any renewal, extension, refunding or replacement of the Bank Credit Agreement may be consummated, whether or not a Default or Event of Default exists at the time of such renewal, extension, refunding or replacement. The aggregate amount of Debt which may be created or incurred under such Bank Credit Agreement or any renewal, extension, refunding or replacement thereof may not exceed U.S. $545,000,000, and each draw or borrowing of Debt pursuant to the Bank Credit Agreement must be incurred within the limitations of SECTION 10.3(a)(iii)(2).

     (c) Any Person which becomes a Subsidiary after the date hereof shall for all purposes of this SECTION 10.3 be deemed to have created, assumed or incurred at the time it becomes a Subsidiary all Indebtedness of such Person existing immediately after it becomes a Subsidiary.

     (d) The Parent Corporation will not, and will not permit any Subsidiary to, create, issue, assume, guarantee or otherwise incur or in any manner become liable in respect of:

         (i) any Indebtedness of the Parent Corporation and/or its Subsidiaries of the type referred to on clause (f) of the definition of "Indebtedness" ("Purchase Money Indebtedness"), or

         (ii) any Contingent Liability of the Parent Corporation and/or its Subsidiaries in respect of Indebtedness of a Person (other than a Subsidiary of the Parent Corporation) that is of a type described in clause
     (a), (b), (c) or (f) of the definition of "Indebtedness" ("Third Parry Guaranties"),

if at the time of creation, issuance, assumption, guarantee or incurrence of any such Purchase Money Indebtedness or Third Party Guaranty and after giving effect thereto, the aggregate principal amount of all Purchase Money Indebtedness and Indebtedness entitled to the benefit of Third Party Guaranties (determined on a consolidated basis without duplication) would exceed 2.5% of Consolidated Net Worth.

     Section 10.4. Limitation on Liens. The Parent Corporation will not, and will not permit any Subsidiary to, create or incur, or suffer to be incurred or to exist, any Lien on its or their property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, or permit any Subsidiary to acquire, any property or assets upon conditional sales agreements or other title retention devices, except:

         (a) Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen; provided that payment thereof is not at the time required by SECTION 9.1.4 or 9.2.4;

         (b) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Parent Corporation or a Subsidiary shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies which have acknowledged such liability in writing; provided that in any such case, the Parent Corporation or such Subsidiary has established adequate reserves in respect thereof in accordance with GAAP on the books of the Parent Corporation or such Subsidiary, as the case may be;

         (c) Liens incidental to the conduct of business or the ownership of properties and assets (including bank set-off rights, statutory banker's liens and Liens in connection with worker's compensation, unemployment insurance and other like laws, warehousemen's and attorneys' liens and statutory landlords' liens) and Liens to secure the lessor's interest in leases, the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature, in any such case incurred in the ordinary course of business and not in connection with the borrowing of money; provided in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings and if required to do so in accordance with GAAP, the Parent Corporation or a Subsidiary, as applicable, has established adequate reserves in respect thereof on the books of the Parent Corporation or such Subsidiary;

         (d) survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties or leases or subleases granted to others in the ordinary course of business, which are necessary for the conduct of the activities of the Parent Corporation and its Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Parent Corporation and its Subsidiaries;

         (e) Liens securing Indebtedness of a Subsidiary to the Parent Corporation or to another Wholly-owned Subsidiary;

         (f) Liens existing as of the date of Closing and described on SCHEDULE 5.1.15;

         (g) Liens created or incurred after the date of the Closing given to secure the payment of all or any portion of the purchase price incurred in connection with the acquisition or purchase or the cost of construction of property or of assets useful and intended to be used in carrying on the business of the Parent Corporation or a Subsidiary, including Liens existing on such property or assets at the time of acquisition thereof or at the time of completion of construction, as the case may be, whether or not such existing Liens were given to secure the payment of the acquisition or purchase price or cost of construction, as the case may be, of the property or assets to which they attach; provided that (1) the Lien shall attach solely to the property or assets acquired, purchased or constructed,
     (2) such Lien shall have been created or incurred within 12 months of the date of acquisition or purchase or completion of construction, as the case may be, (3) at the time of acquisition or purchase or of completion of construction of such property or assets, the aggregate amount remaining unpaid on all Indebtedness secured by Liens on such property or assets, whether or not assumed by the Parent Corporation or a Subsidiary, shall not exceed an amount equal to 100% of the lesser of the total purchase price or fair market value at the time of acquisition or purchase (as determined in good faith by the Parent Corporation) or the cost of construction on the date of completion thereof, (4) any Indebtedness secured by such Lien shall have been created or incurred within the limitations provided in SECTIONS 103(a)(iii)(2) and 10.3(d), and (5) at the time of creation, issuance, assumption, guarantee or incurrence of the Indebtedness secured by such Lien and after giving effect thereto and to the application of the proceeds thereof, no Default or Event of Default would exist;

         (h) any such Lien existing on property or assets of a corporation at the time such corporation is consolidated with or merged into the Parent Corporation or a Subsidiary or its becoming a Subsidiary, or any Lien existing on any property or assets acquired by the Parent Corporation or any Subsidiary at the time such property or assets are so acquired (whether or not the Indebtedness secured thereby shall have been assumed), provided that (1) each such Lien shall extend solely to the property or assets so acquired, (2) any Indebtedness secured by such Lien shall have been created or incurred within the limitations of SECTION 10.3(a)(iii)(2) and 10.3(d), and (3) at the time of creation, issuance, assumption, guarantee or incurrence of the Indebtedness secured by such Lien and after giving effect thereto and to the application of the proceeds thereof, no Default or Event of Default would exist;

         (i) Liens created or incurred after the date of the Closing given to secure Indebtedness of the Parent Corporation or any Subsidiary in addition to the Liens permitted by the preceding clauses (a) through (h) hereof; provided that (1) all Indebtedness secured by such Liens shall have been incurred within the limitations provided in SECTIONS 10.3(a)(iii)(2) and
     (3) and (2) at the time of creation or incurrence of such Indebtedness and after giving effect thereto and to the application of the proceeds thereof, no Default or Event of Default would exist;

         (j) Liens arising in connection with sales, securitizations or other dispositions of accounts receivable or inventory in an aggregate not to exceed U.S. $60,000,000 (computed based on (1) the notional or face amount of such accounts receivable or (2) the invoice price of any inventory sold, as the case may be), provided that each such Lien shall extend solely to the property or assets which are the subject of such sale, securitization or other disposition; and

         (k) any extension, renewal or refunding of any Lien permitted by the preceding clause (f) of this SECTION 10.4 in respect of the same property theretofore subject to such Lien in connection with the extension, renewal or refunding of the Indebtedness secured thereby; provided that (1) such extension, renewal or refunding of the Indebtedness secured thereby shall be without increase in the principal amount remaining unpaid as of the date of such extension, renewal or refunding, (2) such Lien shall attach solely to the same such property or assets originally subject thereto and any improvements thereon, and (3) at the time of such extension, renewal or refunding and after giving effect thereto, no Default or Event of Default would exist.

     Section 10.5. Limitation on Sale and Leasebacks. The Parent Guarantor will not, and will not permit any Subsidiary to, enter into any arrangement, directly or indirectly, whereby the Parent Corporation or such Subsidiary shall in one or more related transactions sell, transfer or otherwise dispose of any property owned by the Parent Corporation or such Subsidiary more than 180 days after the later of the date of initial acquisition of such property or completion or occupancy thereof, as the case may be, by the Parent Corporation or such Subsidiary, and then rent or lease, as lessee, such property or any part thereof (a "Sale and Leaseback Transaction"); provided that the foregoing restriction shall not apply to any Sale and Leaseback Transaction if immediately after the consummation of such Sale and Leaseback Transaction and after giving effect thereto, any of the following conditions is satisfied:

         (a) the lease relating to such Sale and Leaseback Transaction is not a Long-Term Lease; or

         (b) the sale of property relating to such Sale and Leaseback Transaction constitutes a sale of such property by a Subsidiary to the Parent Corporation or to a Wholly-owned Subsidiary or by the Parent Corporation to a Wholly-owned Subsidiary; or

         (c) the sale of such property is for cash consideration which (after deduction of any expenses incurred by the Parent Corporation or any Subsidiary in connection with such Sale and Leaseback Transaction) equals or exceeds the fair market value of the property so sold (as determined in good faith by the Board of Directors of the Parent Corporation if the fair market value of the property equals or exceeds U.S. $20,000,000, and, if less than such amount, as determined in good faith by a Senior Financial Officer) and the net proceeds from such sale are applied to either (i) the purchase or acquisition (and, in the case of real property, the construction) of fixed assets useful and intended to be used by the Parent Corporation or a Subsidiary in the operation of the business of the Parent Corporation and its Subsidiaries as described in SECTION 9.1.6 or (ii) the prepayment at the applicable prepayment premium, if any, on a pro rata basis, of Senior Indebtedness of the Parent Corporation, it being understood and agreed by the Parent Guarantor that any such prepayment of the Notes shall be prepaid as and to the extent provided in SECTION 8.2; or

         (d) after giving effect to the consummation of such Sale and Leaseback Transaction and to the application of the proceeds therefrom, Consolidated Priority Indebtedness (including the Attributable Indebtedness to be incurred in connection with such Sale and Leaseback Transaction) shall not exceed 25% of Consolidated Net Worth.

     Section 10.6. Mergers, Consolidations and Sales of Assets. The Parent Guarantor will not, and will not permit any Subsidiary to, consolidate with or be a party to a merger with any other Person, or sell, lease or otherwise dispose of all or substantially all of its assets; provided that:

         (a) (i) the Company may consolidate or merge with or into any other corporation if (1) the corporation which results from such consolidation or merger (the "surviving company") is organized under the laws of Canada or any province thereof or any state of the United States or the District of Columbia, (2) the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes, according to their tenor, and the due and punctual performance and observation of all of the covenants in the Notes and this Agreement to be performed or observed by the Company are expressly assumed in writing by the surviving company and the Parent Corporation shall have confirmed in writing the due and punctual performance and observation of all of its covenants in this Agreement and the surviving company shall furnish to the holders of the Notes an opinion of counsel satisfactory to such holders to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of the surviving company and the Parent Corporation enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and except that equitable remedies lie in the discretion of a court and may be unenforceable, (3) each Constituent Company Guarantor shall have confirmed in writing the due and punctual performance and observation of all of its covenants and agreements contained in the Constituent Company Guaranty to which it is a party, and (4) at the time of such consolidation or merger and immediately after giving effect thereto,
     (A) no Default or Event of Default would exist and (B) the surviving company could incur U.S. $1.00 of additional Debt pursuant to SECTION 10.3(a)(iii)(2);

         (ii) the Company may sell or otherwise dispose of all or substantially all of its assets to any Person for consideration which represents the. fair market value of such assets (as determined in good faith by the Board of Directors of the Parent Guarantor) at the time of such sale or other disposition if (1) the acquiring Person is a corporation organized under the laws of Canada or any province thereof or any state of the United States or the District of Columbia, (2) the due and punctual payment of the principal of and premium, if any, and interest on all the Notes, according to their tenor, and the due and punctual performance and observance of all of the covenants in the Notes and in this Agreement to be performed or observed by the Company are expressly assumed in writing by the acquiring Person and the Parent Corporation shall have confirmed in writing the due and punctual performance and observation of all of its covenants in this Agreement and the acquiring Person shall furnish to the holders of the Notes an opinion of counsel satisfactory to such holders to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of such acquiring corporation enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and except that equitable remedies lie in the discretion of a court and may be unenforceable, (3) each Constituent Company Guarantor shall have confirmed in writing the due and punctual performance and observation of all of its covenants and agreements contained in the Constituent Company Guaranty to which it is a party, and (4) at the time of such sale or disposition and immediately after giving effect thereto, (A) no Default or Event of Default would exist and (B) the acquiring Person could incur U.S. $1.00 of additional Debt pursuant to SECTION 10.3(a)(iii)(2).

         (b) any Subsidiary (other than the Company, provision for which is made in clause (a) of this SECTION 10.6) may (i) merge or consolidate with or into the Parent Corporation or any Wholly-owned Subsidiary so long as in
     (1) any merger or consolidation involving the Parent Corporation, the Parent Corporation shall be the surviving or continuing corporation and (2) in any merger or consolidation involving a Wholly-owned Subsidiary (and not the Parent Corporation or the Company), the Whollyowned Subsidiary shall be the surviving or continuing corporation, (ii) sell or otherwise dispose of all or substantially all of its assets if at the time of such sale or disposition and immediately after giving effect thereto, no Default or Event of Default would exist, and (iii) merge or consolidate with or into any Person other than the Parent Corporation or any Wholly-owned Subsidiary if, at the time of such merger or consolidation, and immediately after giving effect thereto, no Default or Event of Default would exist;

         (c) the Parent Corporation may consolidate or merge with or into any other corporation if (1) the corporation which results from such consolidation or merger (the "surviving parent corporation ") is organized under the laws of Canada or any province thereof or any state of the United States or the District of Columbia, (2) the due and punctual performance and observation of all of the covenants in this Agreement to be performed or observed by the Parent Corporation are expressly assumed in writing by the surviving parent corporation and the surviving parent corporation shall furnish to the holders of the Notes an opinion of counsel satisfactory to such holders to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of the surviving corporation enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and except that equitable remedies lie in the discretion of a court and may be unenforceable, (3) each Constituent Company Guarantor shall have confirmed in writing the due and punctual performance and observation of all of its covenants and agreements contained in the Constituent Company Guaranty to which it is a party, and (4) at the time of such consolidation or merger and immediately after giving effect thereto, (1) no Default or Event of Default would exist and (2) the acquiring Person could incur U.S. $1.00 of additional Debt pursuant to SECTION 10.3(a)(iii)(2);

         (d) the Parent Corporation may sell or otherwise dispose of all or substantially all of its assets to any Person for consideration which represents the fair market value of such assets (as determined in good faith by the Board of Directors of the Parent Corporation) at the time of such sale or other disposition if (i) the acquiring Person is a corporation organized under the laws of Canada or any province thereof or any state of the United States or the District of Columbia, (ii) the due and punctual performance and observance of all of the covenants in this Agreement to be performed or observed by the Parent Corporation are expressly assumed in writing by the acquiring corporation and the acquiring corporation shall furnish to the holders of the Notes an opinion of counsel satisfactory to such holders to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of such acquiring corporation enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and except that equitable remedies lie in the discretion of a court and may be unenforceable, (3) each Constituent Company Guarantor shall have confirmed in writing the due and punctual performance and observation of all of its covenants and agreements contained in the Constituent Company Guaranty to which it is a party, and (4) at the time of such sale or disposition and immediately after giving effect thereto, (1) no Default or Event of Default would exist and (2) the acquiring Person could incur U.S. $1.00 of additional Debt pursuant to SECTION 103(a)(iii)(2).

     Section 10.7. Transactions with Affiliates. The Parent Corporation will not and will not permit any Subsidiary to enter into directly or indirectly any transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Parent Corporation or another Wholly-owned Subsidiary), except pursuant to the reasonable requirements of the Parent Corporation's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Parent Corporation or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

SECTION 11. PARENT GUARANTY.

     Section 11.1. Parent Guaranty. The Parent Corporation hereby absolutely and unconditionally guaranties to the holders from time to time of the Notes: (a) the full and prompt payment by the Company of the principal of all of the Notes and of the interest thereon at the rate therein stipulated and the Make-Whole Amount (if any), when and as the same shall become due and payable, whether by lapse of time, upon redemption or prepayment, by extension or by acceleration or declaration, or otherwise (including (to the extent legally enforceable) interest due on overdue payments of principal, Make-Whole Amount (if any) or interest at the rate set forth in the Notes), (b) the full and prompt performance and observance by the Company of each and all of the obligations, covenants and agreements required to be performed or observed by the Company under and pursuant to the terms of the Notes and this Agreement, and (c) the full and prompt payment, upon demand by any holder of the Notes, of all costs and expenses, legal or otherwise (including reasonable attorneys' fees) and such expenses, if any, as shall have been expended or incurred in the protection or enforcement of any right or privilege under the Notes or this Agreement, including, without limitation, in any consultation or action in connection therewith, and in each and every case irrespective of the validity, regularity, or enforcement of any of the Notes or this Agreement or any of the terms thereof or of any other like circumstance or circumstances. The guaranty of the Notes herein provided for is a guaranty of the immediate and timely payment of the principal and interest on the Notes and the Make-Whole Amount (if any) as and when the same are due and payable and shall not be deemed to be a guaranty only of the collectibility of such payments and that in consequence thereof each holder of the Notes may sue the Parent Corporation directly upon such principal, interest and Make-Whole Amount (if any) becoming so due and payable.

     Section 11.2. Obligations Absolute and Unconditional. The obligations of the Parent Corporation under this Agreement shall be absolute and unconditional and shall remain in full force and effect until the entire principal, interest and Make-Whole Amount (if any) on the Notes and all other sums due pursuant to
SECTION 11.1 shall have been paid and such obligations shall not be affected, modified or impaired upon the happening from time to time of any event, including, without limitation, any of the following, whether or not with notice to or the consent of the Parent Corporation:

         (a) the power or authority or the lack of power or authority of the Company to issue the Notes or to execute and deliver this Agreement, and irrespective of the validity of the Notes or this Agreement or of any defense whatsoever that the Company or any Constituent Company Guarantor may or might have to the payment of the Notes (principal, interest and Make-Whole Amount, if any) or to the performance or observance of any of the provisions or conditions of this Agreement, or the existence or continuance of the Company or any Constituent Company Guarantor as a legal entity;

         (b) any failure to present the Notes for payment or to demand payment thereof, or to give the Company, the Parent Corporation or any Constituent Company Guarantor notice of dishonor for non-payment of the Notes, when and as the same may become due and payable, or notice of any failure on the part of the Company to do any act or thing or to perform or to keep any covenant or agreement by it to be done, kept or performed under the terms of the Notes or this Agreement;

         (c) the acceptance of any security or any guaranty, the advance of additional money to the Company, any extension of the obligation of the Notes, either indefinitely or for any period of time, or any other modification in the obligation of the Notes or of this Agreement or of the Company thereon, or in connection therewith, or any sale, release, substitution or exchange of any security, except to the extent of any aforementioned extension or other modification and absolute and unconditional compliance with the terms thereof by the Parent Corporation, the Company and any Constituent Company Guarantor;

         (d) any act or failure to act with regard to the Notes or this Agreement or anything which might vary the risk of the Parent Corporation or any Constituent Company Guarantor;

         (e) any action taken under this Agreement in the exercise of any right or power thereby conferred or any failure or omission on the part of any holder of any Note to first enforce any right or security given under this Agreement or any failure or omission on the part of any holder of any of the Notes to first enforce any right against the Company or any Constituent Company Guarantor;

         (f) the waiver, compromise, settlement, release or termination of any or all of the obligations, covenants or agreements of the Company or any Constituent Company Guarantor contained in this Agreement or any Constituent Company Guaranty or of the payment, performance or observance thereof, except to the extent of such waiver, compromise, settlement, release or termination and absolute and unconditional compliance with the terms thereof by the Parent Corporation, the Company and such Constituent Company Guarantor;

         (g) the failure to give notice to the Company, the Parent Corporation or any Constituent Company Guarantor of the occurrence of any Default or Event of Default under the terms and provisions of this Agreement;

         (h) the extension of the time for payment of any principal of, or interest (or Make-Whole Amount, if any), on any Note owing or payable on such Note or of the time of or for performance of any obligations, covenants or agreements under or arising out of this Agreement or the extension or the renewal of any thereof, except to the extent of any such extension and absolute and unconditional compliance with the terms thereof by the Parent Corporation, the Company and each Constituent Company Guarantor;

         (i) the modification or amendment (whether material or otherwise) of any obligation, covenant or agreement set forth in this Agreement, the Notes or any Constituent Company Guaranty, except to the extent of such modification or amendment and absolute and unconditional compliance with the terms thereof by the Parent Corporation, the Company and each Constituent Company Guarantor;

         (j) any failure, omission, delay or lack on the part of the holders of the Notes to enforce, assert or exercise any right, power or remedy conferred on the holders of the Notes in this Agreement or any Constituent Company Guaranty or the Notes or any other act or acts on the part of the holders from time to time of the Notes;

         (k) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization or arrangement under bankruptcy or similar laws, composition with creditors or readjustment of, or other similar procedures affecting the Company, the Parent Corporation or any Constituent Company Guarantor or any of the assets of any of them, or any allegation or contest of the validity of this Agreement or any Constituent Company Guaranty or the disaffirmance of this Agreement or any Constituent Company Guaranty in any such proceeding (it being understood that the obligations of the Parent Corporation under this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment made with respect to the Notes is rescinded or must otherwise be restored or returned by any holder of the Notes upon the insolvency, bankruptcy or reorganization of the Company, the Parent Corporation or any Constituent Company Guarantor, all as though such payment had not been made);

         (1) any event or action that would, in the absence of this clause, result in the release or discharge by operation of law of the Parent Corporation from the performance or observance of any obligation, covenant or agreement contained in this Agreement other than the indefeasible payment in full in cash of the Notes;

         (m) the invalidity or unenforceability of the Notes, this Agreement or any Constituent Company Guaranty;

         (n) the invalidity or unenforceability of the obligations of the Parent Corporation under this Agreement, the absence of any action to enforce such obligations of the Parent Corporation, any waiver or consent by the Parent Corporation with respect to any of the provisions hereof or any other circumstances which might otherwise constitute a discharge or defense by the Parent Corporation, including, without limitation, any failure or delay in the enforcement of the obligations of the Parent Corporation with respect to this Agreement or of notice thereof; or any suit or other action brought by any shareholder or creditor of, or by, the Parent Corporation or any other Person, for any reason, including, without limitation, any suit or action in any way attacking or involving any issue, matter or thing in respect of this Agreement, the Notes, any Constituent Company Guaranty or any other agreement;

         (o) the default or failure of the Parent Corporation fully to perform any of its covenants or obligations set forth in this Agreement;

         (p) the impossibility or illegality of performance on the part of the Company or any other Person of its obligations under the Notes, this Agreement, any Constituent Company Guaranty or any other instruments;

         (q) in respect of the Company or any other Person, any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to the Company or any other Person, or other impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), civil commotions, acts of God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials, action of any federal or state regulatory body or agency, change of law or any other causes affecting performance, or other force majeure, whether or not beyond the control of the Company or any other Person and whether or not of the kind hereinbefore specified;

         (r) any attachment, claim, demand, charge, Lien, order, process, encumbrance or any other happening or event or reason, similar or dissimilar to the foregoing, or any withholding or diminution at the source, by reason of any taxes, assessments, expenses, indebtedness, obligations or liabilities of any character, foreseen or unforeseen, and whether or not valid, incurred by or against any Person, or any claims, demands, charges or liens of any nature, foreseen or unforeseen, incurred by any Person, or against any sums payable under this Agreement or any Constituent Company Guaranty so that such sums would be rendered inadequate or would be unavailable to make the payments herein provided;

         (s) the failure of the Parent Corporation to receive any benefit or consideration from or as a result of its execution, delivery and performance of this Agreement;

         (t) the failure of any Constituent Company Guarantor to receive any benefit or consideration from or as a result of its execution, delivery and performance of any Constituent Company Guaranty;

         (u) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Parent Corporation in respect of the obligations of the Parent Corporation under this Agreement other than the indefeasible payment in full in cash of the Notes;

         (v) any default, failure or delay, willful or otherwise, in the performance by the Company, any Constituent Company Guarantor or any other person of any obligations of any kind or character whatsoever of the Company, any Constituent Company Guarantor or any other Person (including, without limitation, the obligations and undertakings of the Company, any Constituent Company Guarantor or any other person under the Notes or this Agreement); or

         (w) any order, judgment, decree, ruling or regulation (whether or not valid) of any court of any nation or of any political subdivision thereof or any body, agency, department, official or administrative or regulatory agency of any thereof or any other action, happening, event or reason whatsoever which shall delay, interfere with, hinder or prevent, or in any way adversely affect, the performance by any party of its respective obligations under the Notes, this Agreement or any instrument relating thereto;

provided that the specific enumeration of the above-mentioned acts, failures or omissions shall not be deemed to exclude any other acts, failures or omissions, though not specifically mentioned above, it being the purpose and intent of this paragraph that the obligations of the Parent Corporation hereunder shall be absolute and unconditional and shall not be discharged, impaired or varied except by the payment to the holders thereof of the principal of, Make-Whole Amount (if any) and interest on the Notes, and of all other sums due and owing to the holders of the Notes pursuant to this Agreement, and then only to the extent of such payments. Without limiting any of the other terms or provisions hereof, it is understood and agreed that in order to hold the Parent Corporation liable hereunder, there shall be no obligation on the part of any holder of any Note to resort, in any manner or form, for payment, to the Company, to any Constituent Company Guarantor to any other Person or to the properties or estates of any of the foregoing. All rights of the holder of any Note under the guaranty set forth in this SECTION 11 may be transferred or assigned at any time or from time to time and shall be considered to be transferred or assigned upon the transfer of such Note, whether with or without the consent of or notice to the Parent Corporation, any Constituent Company Guarantor or the Company. Without limiting the foregoing, it is understood that repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, the Company shall default under the terms of the Notes or this Agreement and that notwithstanding recovery hereunder for or in respect of any given default or defaults by the Company under the Notes or this Agreement shall remain in full force and effect and shall apply to each and every subsequent default.

     Section 11.3. Subrogation. To the extent of any payments made under this Agreement, the Parent Corporation shall be subrogated to the rights of the holder of the Notes receiving such payments, but the Parent Corporation covenants and agrees that such right of subrogation shall be subordinate in right of payment to the rights of any holders of the Notes for which full payment has not been made or provided for and, to that end, the Parent Corporation agrees not to claim or enforce any such right of subrogation or any right of set-off or any other right which may arise on account of any payment made by the Parent Corporation in accordance with the provisions of this Agreement, including, without limitation, any right of reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any holder of the Notes against the Company or the Parent Corporation, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Company or the Parent Corporation, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until 366 days after all of the Notes owned by Persons other than the Parent Corporation and all other sums due or payable under this Agreement have been fully paid and discharged or payment therefor has been provided. If any amount shall be paid to the Parent Corporation in violation of the preceding sentence at any time prior to the indefeasible cash payment in full of the Notes and all other amounts payable under this Agreement, such amounts shall be held in trust for the benefit of the holders of the Notes and shall forthwith be paid to the holders of the Notes to be credited and applied to the amounts due or to become due with respect to the Notes and all other amounts payable under this Agreement, whether matured or unmatured.

     Section 11.4. Preference. The Parent Corporation agrees that to the extent the Company, any Constituent Company Guarantor or any other Person makes any payment on the Notes, which payment or any part thereof is subsequently invalidated, voided, declared to be fraudulent or preferential, set aside, recovered, rescinded or is required to be retained by or repaid to a trustee, liquidator, receiver or any other Person under any bankruptcy code, common law or equitable cause, then and to the extent of such payment, the obligation or the part thereof intended to be satisfied shall be revived and continued in full force and effect with respect to the Parent Corporation's obligations hereunder, as if said payment had not been made, anything contained in this Agreement to the contrary notwithstanding. The liability of the Parent Corporation hereunder shall not be reduced or discharged, in whole or in part, by any payment to any holder of the Notes from any source that is thereafter paid, returned or refunded in whole or in part by reason of the assertion of a claim of any kind relating thereto, including, but not limited to, any claim for breach of contract, breach of warranty, preference, illegality, invalidity or fraud asserted by any account debtor or by any other Person.

     Section 11.5. Marshalling. None of the holders of the Notes shall be under any obligation (a) to marshall any assets in favor of the Parent Corporation or in payment of any or all of the liabilities of the Company under or in respect of the Notes or the obligation of the Parent Corporation hereunder or (b) to pursue any other remedy that the Parent Corporation may or may not be able to pursue itself and that may lessen the Parent Corporation's burden or any right to which the Parent Corporation hereby expressly waives.

SECTION 12. EVENTS OF DEFAULT.

     An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

         (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note after the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

         (b) the Company defaults in the payment of any interest on any Note for more than seven days after the same becomes due and payable; or

         (c) the Parent Corporation defaults in the performance of or compliance with any term contained in SECTIONS 10.1 through 10.6; or

         (d) the Parent Corporation or the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this SECTION 12) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Parent Corporation receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of
     SECTION 12); or

         (e) any representation or warranty made in writing by or on behalf of the Parent Corporation, the Company or any Constituent Company Guarantor or by any officer of the Parent Corporation, the Company or any Constituent Company Guarantor in this Agreement, any Constituent Company Guaranty or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

         (f) (i) the Parent Corporation or any Subsidiary (including, without limitation, the Company or any Constituent Company Guarantor) is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least U.S. $25,000,000 beyond any period of grace provided with respect thereto, or (ii) the Parent Corporation or any Subsidiary (including, without limitation, the Company or any Constituent Company Guarantor) is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least U.S. $25,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of any such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) the Parent Corporation or any Subsidiary (including, without limitation, the Company or any Constituent Company Guarantor) has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least U.S. $25,000,000, or (y) one or more Persons have the right to require the Parent Corporation or any Subsidiary (including, without limitation, the Company or any Constituent Company Guarantor) to so purchase or repay such Indebtedness; or

         (g) the Parent Guaranty provided in SECTION 11 or any Constituent Company Guaranty shall cease to be in full force and effect for any reason whatsoever, including, without limitation, a determination by any governmental body or court that either such guaranty is invalid, void or unenforceable or the Parent Corporation or any Constituent Company Guarantor shall contest or deny in writing the validity or enforceability of any of its obligations under the Parent Guaranty or any Constituent Company Guaranty, as applicable, other than, in the case of any Constituent Company Guaranty, a release thereof permitted by the terms of SECTION 2.2(C);

         (h) the Parent Corporation, the Company, any Constituent Company Guarantor or any Material Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee, liquidator, sequestrator or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

         (i) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Parent Corporation or any of its Subsidiaries (including, without limitation, the Company or any Constituent Company Guarantor), a custodian, receiver, trustee, liquidator, sequestrator or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Parent Corporation or any of its Subsidiaries (including, without limitation, the Company or any Constituent Company Guarantor), or any such petition shall be filed against the Parent Corporation or any of its Subsidiaries (including, without limitation, the Company or any Constituent Company Guarantor) and such petition shall not be dismissed within 60 days; or

         (j) a final judgment or judgments for the payment of money aggregating in excess of U.S. $25,000,000 are rendered against one or more of the Parent Corporation and its Subsidiaries (including, without limitation, the Company or any Constituent Company Guarantor) and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

         (k) if (i) any Plan (other than a Multiemployer Plan) shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under Section 412 of the Code,
     (ii) a notice of intent to terminate any plan shall have been or is reasonably expected to be filed with the PBGC OR the PBGC shall have instituted proceedings under ERISA Section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Parent Corporation or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of Section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed U.S. $25,000,000 and action is initiated to terminate such Plans, (iv) the Parent Corporation or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Parent Corporation or any ERISA Affiliate withdraws from any Multiemployer Plan, (vi) the Parent

     Corporation or any Subsidiary (including, without limitation, the Company or any Constituent Company Guarantor) terminates or winds up any Non-U.S. Pension Plan in a manner which could result in the imposition of a lien on any property of the Parent Corporation or any Subsidiary pursuant to any law, or (vii) the Parent Corporation or any Subsidiary establishes or amends any employee welfare benefit plan (as defined in Section 3 of ERISA) that provides post-employment welfare benefits in a manner that would increase the liability of the Parent Corporation or any Subsidiary (including, without limitation, the Company or any Constituent Company Guarantor) thereunder; and any such event or events described in clauses
     (i) through (vii) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

As used in SECTION 12(K), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 13. REMEDIES ON DEFAULT, ETC.

     Section 13.1. Acceleration. (a) If an Event of Default with respect to the Parent Corporation described in paragraph (h) or (i) of SECTION 12 (other than an Event of Default described in clause (i) of paragraph (h) or described in clause (vi) of paragraph (h) by virtue of the fact that such clause encompasses clause (i) of paragraph (h)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

     (b) If any other Event of Default has occurred and is continuing, any holder or holders of 51% or more in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Parent Corporation and the Company, declare all the Notes then outstanding to be immediately due and payable.

     (c) If any Event of Default described in paragraph (a) or (b) of SECTION 12 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Parent Corporation and the Company, declare all the Notes held by it or them to be immediately due and payable.

     Upon any Note's becoming due and payable under this SECTION 13.1, whether automatically or by declaration, such Note will forthwith mature and the entire unpaid principal amount of such-Note, plus (i) all accrued and unpaid interest thereon and (ii) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Parent Corporation and the Company acknowledge, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Parent Corporation or the Company (except as herein specifically provided for), and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

     Section 13.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under SECTION 13.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

     Section 13.3. Rescission. At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of SECTION 13.1, the holders of not less than 60% in principal amount of the Notes then outstanding, by written notice to the Parent Corporation and the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to
SECTION 18, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this SECTION 13.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

     Section 13.4. No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under SECTION 16, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this SECTION 13, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

SECTION 14. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

     Section 14.1. Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

     Section 14.2. Transfer and Exchange of Notes. Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, of the same series and in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of EXHIBIT 1-A OR EXHIBIT 1-B, as applicable. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than U.S. $1,000,000; provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than U.S. $1,000,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in Section 6 on and as of such date of acceptance.

     Section 14.3. Replacement of Notes. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

         (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original holder of the Notes or another holder of a Note with a minimum net worth of at least U.S. $100,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

         (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 15. PAYMENTS ON NOTES.

     Section 15.1. Place of Payment. Subject to SECTION 15.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of Bank of Nova Scotia in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

     Section 15.2. Home Office Payment. So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in SECTION 15.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in SCHEDULE A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to SECTION 15.1. The Company will no later than 10:00 a.m. New York, New York time on the date due, instruct Bank of Nova Scotia to make such payments in immediately available funds not later than 11:00 a.m. New York, New York time on the date due. If for any reason whatsoever the Company does not instruct Bank of Nova Scotia to make any such payment by such 10:00 a.m. time, such payment shall be deemed to have been made on the next following Business Day and such payment shall bear interest at the Default Rate set forth in the Note. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes of the same series pursuant to SECTION 14.2. The Company will afford the benefits of this SECTION 15.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 15.2.

     Section 15.3. Payment Free and Clear of Taxes. Each payment by the Parent Corporation in respect of its obligations pursuant to the Parent Guaranty shall be made, under all circumstances, without setoff, counterclaim or reduction for, and free from and clear of, and without deduction for or because of, any and all present or future taxes, levies, imposts, duties, fees, charges, deductions, withholding, restrictions or conditions of any nature whatsoever (hereinafter called "Relevant Taxes") imposed, levied, collected, assessed, deducted or withheld by the Government of Canada or political subdivision of Canada or by the government of any other country or jurisdiction (or any authority therein or thereof) other than the United States of America from or through which payments hereunder or on or in respect of the Notes are actually made (each a "Taxing Jurisdiction"), unless such imposition, levy, collection, assessment, deduction, withholding or other restriction or condition is required by law. If the Parent Corporation is required by law to make any payment pursuant to the Parent Guaranty subject to such deduction, withholding or other restriction or condition, then the Parent Corporation shall forthwith (a) pay over to the government or taxing authority imposing such tax the full amount required to be deducted, withheld from or otherwise paid by the Parent Corporation (including the full amount required to be deducted or withheld from or otherwise paid by the Parent Corporation in respect of the Tax Indemnity Amounts (as defined below)); (b) pay (subject to the Company's right of redemption as described in
SECTION 8.3) each holder of the Notes such additional amounts ( "Tax Indemnity Amounts ") as may be necessary in order that the net amount of every payment made to each holder of Notes, after provision for payment of such Relevant Taxes (including any required deduction, withholding or other payment of tax on or with respect to such Tax Indemnity Amounts), shall be equal to the amount which such holder would have received had there been no imposition, levy, collection, assessment, deduction, withholding or other restriction or condition. Notwithstanding the provisions of this SECTION 15.3, no such Tax Indemnity Amounts shall be payable for or on account of any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure of the holder to complete, execute and deliver to the Parent Corporation any form or document to the extent applicable to such holder that may be required by law or by reason of administration of such law and which is reasonably requested in writing to be delivered by the Parent Corporation in order to enable the Parent Corporation to make payments pursuant to this SECTION 15.3 in respect of the Parent Guaranty without deduction or withholding for taxes, assessments or governmental charges, or with deduction or withholding of such lesser amount, which form or document shall be delivered within one hundred twenty days of a written request therefor by the Parent Corporation. If in connection with the payment of any such Tax Indemnity Amounts, any holder of the Notes that is a United States person within the meaning of the Code or a foreign person engaged in a trade or business within the United States of America, incurs taxes imposed by the United States of America or any political subdivision or taxing authority therein ("United States Taxes") on such Tax Indemnity Amounts, the Parent Corporation shall pay to such holder of the Notes such further amount as will insure that the net amount actually received by that holder of the Notes (taking into account any withholding or deduction in respect of any such further amount) is equal to the amount which such holder of the Notes would have received after all United States Taxes on such Tax Indemnity Amounts and on any further amount had such withholding or deduction not been made.

SECTION 16. EXPENSES, ETC.

     Section 16.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Parent Corporation and the Company jointly and severally agree to pay all costs and expenses (including reasonable attorneys' fees of a single special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Notes or any Constituent Company Guaranty (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes or any Constituent Company Guaranty or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes or any Constituent Company Guaranty, or by reason of being a holder of any note, and
(B) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Parent Corporation or any Subsidiary (including, without limitation, the Company and any Constituent Company Guarantor or in connection with any work-out or restructuring of the transactions contemplated hereby or by the Notes or any Constituent Company Guaranty. The Parent Corporation and the Company jointly and severally agree to pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those retained by you).

     Section 16.2. Survival. The obligations of the Parent Corporation and the Company under this SECTION 16 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Notes or any Constituent Company Guaranty, and the termination of this Agreement.

SECTION 17. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

     All representations and warranties contained herein shall survive the execution and delivery of this Agreement, the Notes and any Constituent Company Guaranty, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon as true and correct on and as of the date of the Closing by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Parent Corporation, the Company or any Constituent Company Guarantor pursuant to this Agreement or any Constituent Company Guaranty shall be deemed representations and warranties of the Parent Corporation, the Company or a Constituent Company Guarantor under this Agreement or the related Constituent Company Guaranty, as the case may be. Subject to the preceding sentence, this Agreement, the Notes and any Constituent Company Guaranty embody the entire agreement and understanding between you, the Parent Corporation and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 18. AMENDMENT AND WAIVER.

     Section 18.1. Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Parent Corporation, the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of SECTION 1, 2, 3, 4, 5, 6 OR 22, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of SECTION 13 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or change the rate or the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, (iii) amend any of SECTIONS 8, 12(A), 12(B), 13, 18 or 21 or (iv) release the Parent Corporation or, subject to the provisions of SECTION 2.2(C), release any Constituent Company Guarantor from any of its obligations under any Constituent Company Guaranty, or materially amend the terms of the Parent Guaranty or any Constituent Company Guaranty in a manner detrimental to the holders of the Notes.

     Section 18.2. Solicitation of Holders of Notes.

     (a) Solicitation. The Parent Corporation and the Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Parent Corporation or the Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this SECTION 18 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

     (b) Payment. Neither the Parent Corporation nor the Company will directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

     Section 18.3. Binding Effect, Etc. Any amendment or waiver consented to as provided in this SECTION 18 applies equally to all holders of each series of Notes and is binding upon them and upon each future holder of any Note of any series and upon the Parent Corporation and the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Parent Corporation, the Company and the holder of any Note of any series nor any delay in exercising any rights hereunder or under any Note of any series shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

     Section 18.4. Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes of any series directly or indirectly owned by the Parent Corporation or the Company or any of their respective Affiliates shall be deemed not to be outstanding.

SECTION 19. NOTTCES.

     All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

         (i) if to you or your nominee, to you or it at the address specified for such communications in SCHEDULE A, or at such other address as you or it shall have specified to the Company in writing,

         (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing,

         (iii) if to the Parent Corporation, to the Parent Corporation at its address set forth at the beginning hereof to the attention of Secretary, or at such other address as the Parent Corporation shall have specified to the holder of each Note in writing, or

         (iv) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Secretary, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this SECTION 19 will be deemed given only when actually received.

SECTION 20. REPRODUCTION OF DOCUMENTS.

     This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Parent Corporation and the Company agree and stipulate that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This SECTION 20 shall not prohibit the Parent Corporation, the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 21. CONFIDENTIAL INFORMATION.

     For the purposes of this SECTION 21, "Confidential Information" means information delivered to you by or on behalf of the Parent Corporation or any Subsidiary (including, without limitation, the Company and any Constituent Company Guarantor) in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Parent Corporation or such Subsidiary; provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure,
(b) subsequently becomes publicly known through no act or omission by you or any Person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Parent Corporation or any Subsidiary (including, without limitation, the Company and any Constituent Company Guarantor) or (d) constitutes financial statements delivered to you under SECTION 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you;

provided that you may deliver or disclose Confidential Information to (i) your directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this SECTION 21, (iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this SECTION 21), (v) any Person from which you offer to purchase any security of the Parent Corporation or the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 21), (vi) any Canadian or United States federal, provincial or state regulatory authority having jurisdiction over you, (vii) the U.S. National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or
(viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this
SECTION 21 as though it were a party to this Agreement. On reasonable request by the Parent Corporation or the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Parent Corporation and the Company embodying the provisions of this SECTION 21.

SECTION 22. SUBSTITUTION OF PURCHASER.

     You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Parent Corporation and the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in SECTION 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this SECTION 22), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Parent Corporation and the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this SECTION 22), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

SECTION 23. MISCELLANEOUS.

     Section 23.1. Currency of Payments, Indemnification. Any payment made by the Parent Corporation or the Company to any holder of the Notes or for the account of any such holder in respect of any amount payable by the Company shall be made in U.S. Dollars. Any amount received or recovered by such holder other than in U.S. Dollars (whether as a result of, or of the enforcement of, a judgment or order of any court, or in the liquidation or dissolution of the Company or otherwise) in respect of any such sum expressed to be due hereunder or under the Notes shall constitute a discharge of the Parent Corporation or the Company, as the case may be, only to the extent of the amount of U.S. Dollars which such holder is able, in accordance with normal banking procedures, to purchase with the amount so received or recovered in that other currency on the date of the receipt or recovery (or, if it is not practicable to make that purchase on such date, on the first date on which it is practicable to do so). If the amount of U.S. Dollars so purchased is less than the amount of U.S. Dollars expressed to be due hereunder or under the Notes, the Parent Corporation and the Company shall indemnify such holder against any loss sustained by such holder as a result, and in any event, the Parent Corporation and the Company shall indemnify such holder against the cost of making any such purchase. These indemnities shall constitute a separate and independent obligation from the other obligations herein and in the Notes, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any such holder, shall continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any such sum due hereunder and under any Note or any judgment or order and shall survive the payment of the Notes and the termination of this Agreement.

     Section 23.2. Time. Time shall be of the essence of this Agreement. The mere lapse of the time provided for the Parent Corporation or the Company, as the case may be, to perform its obligations or the arrival of the term shall automatically create a default, without any notice being required.

     Section 23.3. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

     Section 23.4. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

     Section 23.5. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 23.6. Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

     Section 23.7. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

     Section 23.8. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

     Section 23.9. Submission to Jurisdiction. The Parent Corporation and the Company hereby irrevocably submit and consent to the jurisdiction of the federal court located within the County of New York, State of New York (or if such court lacks jurisdiction, the State courts located therein), and irrevocably agree that all actions or proceedings relating to this Agreement and the Notes may be litigated in such courts, and the Parent Corporation and the Company waive any objection which either of them may have based on improper venue or forum non conveniens to the conduct of any proceeding in any such court and waives personal service of any and all process upon it, and consents that all such service of process be made by delivery to it at the address of the Parent Corporation or the Company, as the case may be, set forth in SECTION 19 above or to its agent referred to below at such agent's address set forth below (with a courtesy copy to the Parent Corporation and the Company at the address set forth in SECTION 19) and that service so made shall be deemed to be completed upon actual receipt. Each of the Parent Corporation and the Company hereby irrevocably appoints CT Corporation System, with an office on the date hereof at 1633 Broadway, New York, New York 10019, as its respective agent for the purpose of accepting service of any process within the State of New York. Nothing contained in this section shall affect the right of any holder of Notes to serve legal process in any other manner permitted by law or to bring any action or proceeding in the courts of any jurisdiction against the Parent Corporation or the Company or to enforce a judgment obtained in the courts of any other jurisdiction.

                                   * * * * *

     If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you, the Parent Corporation and the Company.

                                           Very truly yours,

                                           MOORE CORPORATION LIMITED


                                           By /s/ Shopa Khetrapal
                                             ------------------------------
                                             Title: Vice President and Treasurer




                                           MOORE NORTH AMERICA FINANCE, INC.


                                           By /s/ Stephen Holinski
                                             ------------------------------
                                             Title: Senior Vice President
                                                    and Chief Financial Officer





Accepted as of ________________, 1999.     [VARIATION]


                                           By
                                             -----------------------------
                                             Its

              INFORMATION RELATING TO INITIAL HOLDERS OF THE NOTES


                                                       PRINCIPAL AMOUNT
          NAME AND ADDRESS                             OF NOTES TO BE
            OF PURCHASERS                                PURCHASED

                                                   SERIES A        SERIES B
AIG LIFE INSURANCE COMPANY                         $8,000,000         $0
c/o AIG Global Investment Corp.
175 Water Street, 25th Floor
New York, New York 10038
Attention: Private Placements


Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Moore North America Finance, Inc., 7.84% Senior Notes, Series A, Due March 25, 2006, PPN 61580# AA 4, principal, premium or interest") to:

     Federal Reserve Bank of Boston
     011001234BOS SAFE DEP
     DDA # 169064
     REFERENCE: AIG Life Insurance Company
     REFERENCE: AGIFALI0012

Notices

All notices of payment on or in respect of the Notes and written confirmation of each such payment, to be addressed to:

     Mellon Bank (East)
     Mellon Securities Trust Co.
     120 Broadway, 13th Floor
     New York, New York 10271
     REFERENCE: AIG Life Insurance Company
     REFERENCE: AGFALI0012
     Attention: Sue Klein

with duplicate notice to AIG Life Insurance Company at the address first provided above.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 25-1118523

                                   SCHEDULE A

                          (to Note Purchase Agreement)

                                                      PRINCIPAL AMOUNT
          NAME AND ADDRESS                             OF NOTES TO BE
            OF PURCHASERS                                 PURCHASED

                                                   SERIES A        SERIES B

ALEXANDER HAMILTON LIFE INSURANCE                 $7,500,000          $0
   COMPANY OF AMERICA
P.O. Box 21008
Greensboro, North Carolina 27420
Attention: Securities Administration - 3630
Telefacsimile: (336) 691-3025
Overnight Mail Address:
100 North Greene Street
Greensboro, North Carolina 27401

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Moore North America Finance, Inc., 7.84% Senior Notes, Series A, March 25, 2006, PPN 61580# AA 4, principal, premium or interest") to:

     Alexander Hamilton Life Insurance Company of America
     c/o The Bank of New York
     ABA #021 000 018 BNF: IOC566
     Attention: P&I Department

Notices

All notices of payment on or in respect of the Notes and written confirmation of each such payment, to be addressed to:

     Alexander Hamilton Life Insurance Company of America
     c/o The Bank of New York
     P.O. Box 19266
     Newark, New Jersey 07195
     Attention: P&I Department

with duplicate notice to Alexander Hamilton Life Insurance Company of America at the address first provided above.

All notices and communications other than those in respect to payments to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 56-1311063

                                                      PRINCIPAL AMOUNT
          NAME AND ADDRESS                             OF NOTES TO BE
            OF PURCHASERS                                 PURCHASED

                                                   SERIES A        SERIES B

AMERICAN GENERAL ANNUITY INSURANCE COMPANY            $0          $7,000,000
c/o American General Corporation
P.O. Box 3247
Houston, Texas 77253-3247
Attention: Investment Research Department, A37-O1
Facsimile Number: (713) 831-1366

Overnight Mailing Address:
2929 Allen Parkway, A37-O1
Houston, Texas 77019-2155

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Moore North America Finance, Inc., 8.05% Senior Notes, Series B, Due March 25, 2009, PPN 61580# AB 2, principal, premium or interest") to:

     State Street Bank and Trust Company
     ABA #011000028
     Boston, Massachusetts 02101

     Re: American General Annuity Insurance Company
     AC-7215-132-7
     OBI=PPN # and description of payment
     Fund Number WEIB

Notices

All notices of payment on or in respect of the Notes and written confirmation of each such payment to:

     American General Annuity Insurance Company and WEIB
     c/o State Street Bank and Trust Company
     Insurance Services WES2S
     105 Rosemont Road
     Westwood, Massachusetts 02090
     Facsimile Number: (781) 302-8005

Duplicate payment notices and all other correspondences to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 75-0770838

                                                       PRINCIPAL AMOUNT
          NAME AND ADDRESS                              OF NOTES TO BE
            OF PURCHASERS                                 PURCHASED

                                                   SERIES A        SERIES B

AMERICAN GENERAL LIFE INSURANCE COMPANY               $0          $5,000,000
c/o American General Corporation
P.O. Box 3247
Houston, Texas 77253-3247
Attention: Investment Research Department, A37-01
Facsimile Number: (713) 831-1366

Overnight Mailing Address:
2929 Allen Parkway, A37-01
Houston, Texas 77019-2155

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Moore North America Finance, Inc., 8.05% Senior Notes, Series B, Due March 25, 2009, PPN 61580# AB 2, principal, premium or interest") to:

     State Street Bank and Trust Company
     ABA #011000028
     Boston, Massachusetts 02101

     Re: American General Life Insurance Company
     AC-0125-880-5
     OBI=PPN # and description of payment
     Fund Number PA 40

 Notices

All notices of payment on or in respect of the Notes and written confirmation of each such payment to:

     American General Life Insurance Company and PA 40
     c/o State Street Bank and Trust Company
     Insurance Services WES2S
     105 Rosemont Road
     Westwood, Massachusetts 02090
     Facsimile Number: (781) 302-8005

Duplicate payment notices and all other correspondences to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 25-0598210

                                                       PRINCIPAL AMOUNT
          NAME AND ADDRESS                              OF NOTES TO BE
            OF PURCHASERS                                 PURCHASED

                                                   SERIES A        SERIES B

AMERICAN INTERNATIONAL LIFE ASSURANCE            $11,000,000          $0
  COMPANY OF NEW YORK
c/o AIG Global Investment Corp.
175 Water Street, 25th Floor
New York, New York 10038
Attention: Private Placements

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Moore North America Finance, Inc., 7.84% Senior Notes, Series A, March 25, 2006, PPN 61580# AA 4, principal, premium or interest") to:

     Federal Reserve Bank of Boston
     011001234/BOS SAFE DEP
     DDA #169064
     REFERENCE: AI Life Assurance Company of NY
     REFERENCE: AGIFLNY0012

Notices

All notices of payment on or in respect of the Notes and written confirmation of each such payment, to be addressed to:

    Mellon Bank (East)
    Mellon Securities Trust Co.
    120 Broadway, 13th Floor
    New York, New York 10271
    REFERENCE: AI Life Assurance Company of NY
    REFERENCE: AGIFLNY0012
    Attention: Sue Klein

with duplicate notice to American International Life Assurance Company of New York at the address first provided above.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 13-6101875

                                                       PRINCIPAL AMOUNT
          NAME AND ADDRESS                              OF NOTES TO BE
            OF PURCHASERS                                 PURCHASED

                                                   SERIES A        SERIES B

DELAWARE AMERICAN LIFE INSURANCE COMPANY          $1,000,000          $0
  OF NEW YORK
c/o AIG Global Investment Corp.
175 Water Street, 25th Floor
New York, New York 10038
Attention: Private Placements

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Moore North America Finance, Inc., 7.84% Senior Notes, Series A, March 25, 2006, PPN 61580# AA 4, principal, premium or interest") to:

     Federal Reserve Bank of Boston
     011001234/BOS SAFE DEP
     DDA # 169064
     REFERENCE: Delaware American Life Insurance Company of NY
     REFERENCE: AGIFDAL0012

Notices

All notices of payment on or in respect of the Notes and written confirmation of each such payment, to be addressed to:

     Mellon Bank (East)
     Mellon Securities Trust Co.
     120 Broadway, 13th Floor
     New York, New York 10271
     REFERENCE: Delaware American Life Insurance Company of NY
     REFERENCE: AGIFDAL0012
     Attention: Sue Klein

with duplicate notice to Delaware American Life Insurance Company of New York at the address first provided above.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 51-0104167

                                                       PRINCIPAL AMOUNT
          NAME AND ADDRESS                              OF NOTES TO BE
            OF PURCHASERS                                 PURCHASED

                                                   SERIES A        SERIES B

JEFFERSON PILOT FINANCIAL INSURANCE COMPANY          $0           $8,500,000
P.O. Box 21008
Greensboro, North Carolina 27420
Attention: Securities Administration - 3630
Telefacsimile: (336) 691-3025
Overnight Mail Address:
100 North Greene Street
Greensboro, North Carolina 27401

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Moore North America Finance, Inc., 8.05% Senior Notes, Series B, Due March 25, 2009, PPN 61580# AB 2, principal, premium or interest") to:

     Jefferson Pilot Financial Insurance Company
     c/o The Bank of New York
     ABA #021 000 018 BNF: IOC566
     Attention: P&I Department

Notices

All notices of payment on or in respect of the Notes and written confirmation of each such payment, to be addressed to:

     Jefferson Pilot Financial Insurance Company
     c/o The Bank of New York
     P.0. Box 19266
     Newark, NJ 07195
     Attention: P&I Department

with duplicate notice to Jefferson Pilot Financial Insurance Company at the address first provided above.

All notices and communications other than those in respect to payments to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: None

Taxpayer LD. Number: 62-0395665

                                                       PRINCIPAL AMOUNT
          NAME AND ADDRESS                              OF NOTES TO BE
            OF PURCHASERS                                 PURCHASED

                                                   SERIES A        SERIES B

MUTUAL SERVICE LIFE INSURANCE CO.                      $0         $1,000,000
c/o MSI Insurance
Two Pine Tree Drive - Suite 534E
Arden Hills, MN 55112

Payments


All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Moore North America Finance, Inc., 8.05% Senior Notes, Series B, Due March 25, 2009, PPN 61580# AB 2, principal, premium or interest") to:

     Norwest Bank Minnesota
     ABA: 091000019
     Trust Clearing Account 0000840245
     Attn: Kevin Morgan (612) 667-8017
     For Credit to: Mutual Service Life Insurance Co.
     Account #13109900

Notices

All notices of payment on or in respect of the Notes and written confirmation of each such payment, to be addressed to:

     Attn: Ron Kaliebe 534E
     Mutual Service Life Insurance Company
     Two Pine Tree Drive
     Arden Hills, Minnesota 55112-3793

All notices and communications other than those in respect to payments to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 41-020-3970

                                                       PRINCIPAL AMOUNT
          NAME AND ADDRESS                              OF NOTES TO BE
            OF PURCHASERS                                 PURCHASED

                                                   SERIES A        SERIES B

THE OLD LINE LIFE INSURANCE COMPANY OF AMERICA        $0          $3,000,000
c/o American General Corporation
P.O. Box 3247
Houston, Texas 77253-3247
Attention: Investment Research Department, A37-O1
Facsimile Number: (713) 831-1366

Overnight Mailing Address:
2929 Allen Parkway, A37-O1
Houston, Texas 77019-2155

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Moore North America Finance, Inc., 8.05% Senior Notes, Series B, Due March 25, 2009, PPN 61580# AB 2, principal, premium or interest") to:

     State Street Bank and Trust Company
     ABA #011000028
     Boston, Massachusetts 02101

     Re: The Old Line Life Insurance Company of America
     AC-5152-585-5
     OBI=PPN # and description of payment
     Fund Number PA 79

Notices

All notices of payment on or in respect of the Notes and written confirmation of each such payment to:

     The Old Line Life Insurance Company of America and PA 79
     c/o State Street Bank and Trust Company
     Insurance Services WES2S
     105 Rosemont Road
     Westwood, Massachusetts 02090
     Facsimile Number: (781) 302-8005

Duplicate payment notices and all other correspondences to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 39-0515140

                                                       PRINCIPAL AMOUNT
          NAME AND ADDRESS                              OF NOTES TO BE
            OF PURCHASERS                                 PURCHASED

                                                   SERIES A        SERIES B

THE PAUL REVERE LIFE INSURANCE COMPANY                 $0         $12,500,000
c/o Provident Investment Management, LLC
One Fountain Square
Chattanooga, Tennessee 37402
Attention: Private Placements
Telefacsimile: (423) 755-3351
Confirmation: (423) 755-1365

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds to:

     CUDD & CO.
     c/o The Chase Manhattan Bank, N.A.
     New York, New York
     ABA #021 000 021
     SSG Private Income Processing
     A/C #900-9-000200
     Custodial Account Number G06992

     Please reference:   Issuer: Moore North America Finance, Inc.
                         PPN: 61580# AB 2
                         Coupon: 8.05%
                         Maturity: March 25, 2009
                         Principal = $___________
                         Interest = $___________

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: CUDD & CO.

Taxpayer I.D. Number for CUDD & CO.: 13-6022143

                                                       PRINCIPAL AMOUNT
          NAME AND ADDRESS                              OF NOTES TO BE
            OF PURCHASERS                                 PURCHASED

                                                   SERIES A        SERIES B

THE PENN INSURANCE AND ANNUITY COMPANY            $5,000,000          $0
c/o The Penn Mutual Life Insurance Company
600 Dresher Road
Horsham, Pennsylvania 19044
Attention:  Todd M. Fox, Senior Investment Analyst
            Investment Department -C 1 A
            Phone: (215) 956-8523
            Fax: (215) 956-8173

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Moore North America Finance, Inc., 7.84% Senior Notes, Series A, Due March 25, 2006, PPN 61580# AA 4, principal, premium or interest") to:

     Bankers Trust Company
     ABA #021 001 033
     16 Wall Street
     New York, New York 10005
     Account #: 99911145
     Account Name: Private Placement Journal
     Further Credit: The Penn Mutual Life Insurance Company
                     A/C #092506

     (with proper identification of the payor and breakdown of principal and interest)

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number for CUDD & CO.: 23-2142731

                                                       PRINCIPAL AMOUNT
          NAME AND ADDRESS                              OF NOTES TO BE
            OF PURCHASERS                                 PURCHASED

                                                   SERIES A        SERIES B

THE PENN MUTUAL LIFE INSURANCE COMPANY            $5,000,000          $0
600 Dresher Road
Horsham, Pennsylvania 19044
Attention:  Todd M. Fox, Senior Investment Analyst
            Investment Department -C l A
            Phone: (215) 956-8523
            Fax: (215) 956-8173

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Moore North America Finance, Inc., 7.84% Senior Notes, Series A, Due March 25, 2006, PPN 61580# AA 4, principal, premium or interest") to:

     Bankers Trust Company
     ABA #021 001 033
     16 Wall Street
     New York, New York 10005
     Account #: 99911145
     Account Name: Private Placement Journal
     Further Credit: The Penn Mutual Life Insurance Company
                     A/C #092497

     (with proper identification of the payor and breakdown of principal and interest)

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 23-0952300

                                                               PRINCIPAL AMOUNT
          NAME AND ADDRESS                                      OF NOTES TO BE
            OF PURCHASERS                                           PURCHASED

                                                   SERIES A                      SERIES B
PRINCIPAL LIFE INSURANCE COMPANY                Five Separate Notes in the         $0
c/o Principal Capital Management, LLC               following amounts:
801 Grand Avenue                                        $15,000,000
Des Moines, Iowa 50392-0800                              7,890,000
Attention: Investment Department - Securities            4,320,000
Telefacsimile: (515) 248-2490                            2,310,000
Confirmation: (515) 248-3495                              480,000

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds to:

     Norwest Bank Iowa, N.A.
     7th and Walnut Streets
     Des Moines, Iowa 50309
     ABA #073000228
     OBI PFGSE (S) B0062049()

     For credit to Principal Life Insurance Company
     Account No. 0000014752

     Accompanying Information:
     Name of Company: Moore North America Finance, Inc.
     Description of Security: 7.84% Senior Notes
     Issuance Date: ____________________
     Security Number: PPN 61580# AA 4
     Bond Number 1-B-62049
     Due Date and Application (as among principal, premium and interest) of the payment being made

All notices with respect to payments to:

     Principal Capital Management, LLC
     801 Grand Avenue
     Des Moines, Iowa 50392-0960
     Attention: Investment Accounting - Securities
     Telefacsimile: (515) 248-2643
     Confirmation: (515) 247-0689

All other notices and communications to be addressed to:

     Principal Capital Management, LLC
     801 Grand Avenue
     Des Moines, Iowa 50392-0800
     Attention: Investment Department - Securities
     Telefacsimile: (515) 248-2490
     Confirmation: (515) 248-3495

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 42-0127290

                                                        PRINCIPAL AMOUNT
          NAME AND ADDRESS                               OF NOTES TO BE
            OF PURCHASERS                                  PURCHASED

                                                   SERIES A        SERIES B
PROVIDENT LIFE AND ACCIDENT INSURANCE COMPANY          $0      Two Notes in the
c/o Provident Investment Management, LLC                     following amounts:
One Fountain Square                                                  $6,500,000
Chattanooga, Tennessee 37402                                          6,000,000
Attention: Private Placements
Telefacsimile: (423) 755-3351
Telephone: (423) 755-1365

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds to:

     CUDD & CO.
     c/o The Chase Manhattan Bank
     New York, New York
     ABA #021-000-021
     SSG Private Income Processing
     A/C #900-9-000200
     Custodial Account Number G06704

     Please reference:   Issuer: Moore North America Finance, Inc.
                         PPN: 61580# AB 2
                         Coupon: 8.05%
                         Maturity: March 25, 2009
                         Principal = $_____________
                         Interest = $______________


Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: CUDD & CO.

Taxpayer I.D. Number for CUDD & Co.: 13-6022143

                                                        PRINCIPAL AMOUNT
          NAME AND ADDRESS                               OF NOTES TO BE
            OF PURCHASERS                                  PURCHASED

                                                   SERIES A        SERIES B

SOUTHERN FARM BUREAU LIFE INSURANCE              $15,000,000          0
  COMPANY
1401 Livingston Lane
Jackson, Mississippi 39213
Attention: Carol Robertson


Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Moore North America Finance, Inc., 7.84% Senior Notes, Series A, Due March 25, 2006, PPN 61580# AA 4, principal, premium or interest") to:

     State Street Bank and Trust Company
     225 Franklin Street
     Boston, Massachusetts 02101
     ABA #011000028
     For further credit to: Account #5984-812-7
                            Southern Farm Bureau Life Insurance Company #EQ83

Notices

All notices of payment on or in respect of the Notes and written confirmation of each such payment, to be addressed as first provided above.

All other communications, including Waivers, Amendments, Consents and financial information should be sent to:

     Southern Farm Bureau Life Insurance Company
     P.O. Box 78
     Jackson, Mississippi 39205
     Attention: Investment Department

     or by overnight delivery to:
     1401 Livingston Lane
     Jackson, Mississippi 39213

Contact Person:     Carol Robertson, CFA
                    Telephone: (601) 981-7422 extension 506
                    Facsimile: (601) 981-3605

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 64-0283583

                                                        PRINCIPAL AMOUNT
          NAME AND ADDRESS                               OF NOTES TO BE
            OF PURCHASERS                                  PURCHASED

                                                   SERIES A        SERIES B

THE TRAVELERS INSURANCE COMPANY                       $0          $10,000,000
One Tower Square
Hartford, Connecticut 06183-2030
Attention: Investment Group-Private Placements
Telefacsimile: (860) 954-5243

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Moore North America Finance, Inc., 8.05% Senior Notes, Series B, Due March 25, 2009, PPN 61580# AB 2, principal, premium or interest") to:

     The Travelers Insurance Company - Consolidated Private
       Placement Account No. 910-2-587434
     The Chase Manhattan Bank, N.A.
     One Chase Manhattan Plaza
     New York, New York 10081
     ABA #021000021

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payment and written confirmation of each such payment, to be addressed:

     The Travelers Insurance Company
     One Tower Square
     Hartford, Connecticut 06183-2030
     Attention: Investment Group--Cashier
     Telefacsimile: (860) 277-2299

Name of Nominee in which Notes are to be issued: TRAL & CO

Taxpayer I.D. Number: 06-0566090

                                                        PRINCIPAL AMOUNT
          NAME AND ADDRESS                               OF NOTES TO BE
            OF PURCHASERS                                  PURCHASED

                                                   SERIES A        SERIES B

THE UNITED STATES LIFE INSURANCE                     $0            $5,000,000
  COMPANY IN THE CITY OF NEW YORK
c/o American General Corporation
P.O. Box 3247
Houston, Texas 77253-3247
Attention: Investment Research Department, A37-O1
Facsimile Number: (713) 831-1366

Overnight Mailing Address:
2929 Allen Parkway, A37-O1
Houston, Texas 77019-2155

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Moore North America Finance, Inc., 8.05% Senior Notes, Series B, Due March 25, 2009, PPN 61580# AB 2, principal, premium or interest") to:

     State Street Bank and Trust Company
     ABA #011000028
     Boston, Massachusetts 02101

     Re: The United States Life Insurance Company in the City of New York AC-6956-534-9
     OBI=PPN and description of payment
     Fund Number PA 77

Notices
All notices of payment on or in respect of the Notes and written confirmation of each such payment to:

     The United States Life Insurance Company in the City of New York and PA 77 c/o State Street Bank and Trust Company
     Insurance Services Custody WES2S
     105 Rosemont Road
     Westwood, Massachusetts 02090
     Facsimile Number: (781) 302-8005

Duplicate payment notices and all other correspondences to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 13-5459480

                                                        PRINCIPAL AMOUNT
          NAME AND ADDRESS                               OF NOTES TO BE
            OF PURCHASERS                                  PURCHASED

                                                   SERIES A        SERIES B

USAA LIFE INSURANCE COMPANY                          $0           $25,000,000
c/o USAA IMCO
USAA Building, BK D04N
9800 Fredericksburg Road
San Antonio, Texas 78288

Payments


All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Moore North America Finance, Inc., 8.05% Senior Notes, Series B, Due March 25, 2009, PPN 61580# AB 2, principal, premium or interest") to:

     Bankers Trust Company/USAA
     ABA #021001033
     Private Placement Processing
     AC #99 911 145
     for credit to: USAA Life Insurance Company
     Account Number 99717

Notices

All notices with respect to payments and written confirmation of each such payment, to be addressed to:

     USAA Life Insurance Company
     c/o FSC Portfolio Accounting
     USAA Building, OP-01-E
     9800 Fredericksburg Road
     San Antonio, Texas 78288

All other communications to be addressed to:

     Insurance Company Portfolios
     USAA IMCO
     USAA Building, BK D04N
     9800 Fredericksburg Road
     San Antonio, Texas 78288

Delivery of Notes:

     Bankers Trust Company
     16 Wall Street
     4th Floor, Window 44
     Re: USAA #99717
     New York, New York 10015

Name of Nominee in which Notes are to be issued: Salkeld & Co.

Taxpayer I. D. Number: 74-1472662

                                                        PRINCIPAL AMOUNT
          NAME AND ADDRESS                               OF NOTES TO BE
            OF PURCHASERS                                  PURCHASED

                                                   SERIES A        SERIES B

USAA CASUALTY INSURANCE COMPANY                       $0          $25,000,000
c/o USAA IMCO
USAA Building, BK D04N
9800 Fredericksburg Road
San Antonio, Texas 78288

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Moore North America Finance, Inc., 8.05% Senior Notes, Series B, Due March 25, 2009, PPN 61580# AB 2, principal, premium or interest") to:

     Bankers Trust Company/USAA
     ABA #021001033
     Private Placement Processing
     AC #99 911 145
     for credit to: USAA Casualty Insurance Company
     Account Number 99731

Notices

All notices with respect to payments and written confirmation of each such payment, to be addressed to:

     USAA
     c/o FSC Portfolio Accounting
     USAA Building, OP-01-E
     9800 Fredericksburg Road
     San Antonio, Texas 78288

All other communications to be addressed to:

     Insurance Company Portfolios
     USAA IMCO
     USAA Building, BK D04N
     9800 Fredericksburg Road
     San Antonio, Texas 78288

Delivery of Notes:

     Bankers Trust Company
     16 Wall Street
     4th Floor, Window 44
     Re: USAA #99731
     New York, New York 10015

Name of Nominee in which Notes are to be issued: Salkeld & Co.

Taxpayer I. D. Number: 59-3019540

                                                        PRINCIPAL AMOUNT
          NAME AND ADDRESS                               OF NOTES TO BE
            OF PURCHASERS                                  PURCHASED

                                                   SERIES A        SERIES B
WOODMEN ACCIDENT AND LIFE COMPANY                 $3,000,000          $0
P.O. Box 82288
Lincoln, Nebraska 68501
Attention: Securities Division
Telecopy Number: (402) 437-4392


Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Moore North America Finance, Inc., 7.84% Senior Notes, Series A, Due March 25, 2006, PPN 61580# AA 4, principal, premium or interest") to:

     U.S. Bank
     ABA # 104-000-029

     for credit to: Woodmen Accident and Life Company
     Account Number 1-494-0092-9092

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above; provided, however, all notices and communications delivered by overnight courier shall be addressed as follows:

     Woodmen Accident and Life Company
     1526 K Street
     Lincoln, Nebraska 68508
     Attention: Securities Division

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 47-0339220

                                  DEFINED TERMS

     As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

     "Affiliate" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Parent Corporation or any Subsidiary (including, without limitation, the Company and any Constituent Company Guarantor) or any corporation of which the Parent Corporation and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Parent Corporation.

     "Attributable Indebtedness", means in connection with any Sale and Leaseback Transaction entered into within the limitations of SECTION 10.5(d), as of the date of any determination thereof, the greater of (a) the fair market value of the property or assets which is or are the subject of such Sale and Leaseback Transaction (as reasonably determined in good faith by the Board of Directors of the Parent Corporation at or about the time of the consummation of such Sale and Leaseback Transaction) and (b) the aggregate amount of Rentals due and to become due (discounted from the respective due dates thereof at the interest rate implicit in such Rentals and otherwise in accordance with GAAP) under the lease relating to such Sale and Leaseback Transaction.

     "Bank Credit Agreement" means that certain Credit Agreement dated as of August 10, 1995 among FRDK, as the Borrower, the Parent Corporation, as the guarantor, certain commercial banks, as the lenders, and The Bank of Nova Scotia, as the agent for the lenders, as amended by the First Amendment dated as of September 1, 1995, the Second Amendment dated as of August 8, 1996, the Third Amendment dated as of August 7, 1997, the Fourth Amendment dated as of August 6, 1998, the Fifth Amendment dated as of January 29, 1999, and as from time to time further supplemented, amended, renewed or replaced.

     "Business Day" means (a) for the purposes of SECTION 8.8 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in Toronto, Ontario or New York, New York are required or authorized to be closed.

     "Canadian $" or "Canadian Dollars" shall mean lawful money of Canada in same day immediately available freely transferable funds, or, if such funds are not available, the form of

                                   SCHEDULE B
                          (to Note Purchase Agreement)
money of Canada that is customarily used in the settlement of international banking transactions on the date payment is due hereunder.

     "Capitalized Lease Liabilities" means all monetary obligations of the Parent Corporation or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and the Other Agreements the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "Closing" is defined in SECTION 3.

     "Code" means the United States Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

     "Company" means Moore North America Finance, Inc., a Delaware corporation.

     "Confidential Information" is defined in SECTION 21.

     "Consolidated Debt" means all Debt of the Parent Corporation and its consolidated Subsidiaries, determined on a consolidated basis after eliminating inter-company transactions among the Parent Corporation and the consolidated Subsidiaries.

     "Consolidated EBITDA" for any period means the sum of (a) Consolidated Net Income during such period plus (to the extent deducted in determining Consolidated Net Income) (b) all provisions for any United States or Canadian Federal, provincial, state, local or other income taxes made by the Parent Corporation and its Subsidiaries during such period, (c) all provisions for depreciation or amortization (other than the amortization of debt discount) made by the Parent Corporation and its Subsidiaries during such period, (d) Consolidated Interest Expense during such period, and (e) the restructuring charge relating to the restructuring program announced in July 1998 by the Parent Corporation and more fully described in the Memorandum.

     "Consolidated Interest Expense" means all interest (including the interest component on Rentals on Capital Leases) and all amortization of debt discount and expense on any particular Indebtedness (including, without limitation, payment-in-kind, zero coupon and other like securities) for which such calculations are being made. Computations of Interest Expense on a pro forma basis for Indebtedness having a variable interest rate shall be calculated at the rate in effect on the date of any determination.

     "Consolidated Net Income" for any period means, the net income (or loss) of the Parent Corporation and its Subsidiaries for such period (taken as a cumulative whole), as determined in accordance with GAAP, after eliminating all offsetting debts and credits between the Parent Corporation and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Parent Corporation and its Subsidiaries in accordance with GAAP.

     "Consolidated Net Worth" means, as of the date of any determination thereof, the amount of the capital stock accounts (net of treasury stock, at cost) plus (or minus in the case of a deficit) the surplus in retained earnings of the Parent Corporation and its consolidated Subsidiaries as determined in accordance with GAAP.

     "Consolidated Priority Indebtedness" means all Priority Indebtedness of the Parent Corporation and its consolidated Subsidiaries determined on a consolidated basis eliminating inter-company items.

     "Consolidated Total Capitalization" means as of the date of any determination thereof, the sum of (a) Consolidated Debt plus (b) Consolidated Net Worth.

     "Constituent Company Guarantor" is defined in SECTION 2.2(b).

     "Constituent Company Guaranty" is defined in SECTION 2.2(b)

     "Contingent Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Liability at any time shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount of the Indebtedness guaranteed thereby at such time.

     "Control Group" means the Parent Corporation and any employee benefit, stock purchase, pension or savings plan of the Parent Corporation or any of its Subsidiaries.

     "Corresponding Subsidiary Obligation" is defined in SECTION 2.2(c).

     "Debt" means the outstanding amount of all Indebtedness of the Parent Corporation and its Subsidiaries of the type referred to in clauses (a), (b) and
(c) of the definition of "Indebtedness", determined on a consolidated basis for the Parent Corporation and its Subsidiaries, other than Qualified Receivables Financings.

     "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

     "Default Rate" means that rate of interest that is the greater of (i) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (ii) 2% over the rate of interest publicly announced by The Bank of Nova Scotia in New York, New York as its "base" or "prime" rate.

     "Designated Priority Indebtedness" means, at any time, any Debt of the Parent Corporation's Subsidiaries (other than Qualified Parity Priority Indebtedness) in an aggregate principal amount not to exceed U.S. $76,800,000 at any one time outstanding existing as of the date of Closing and described on SCEHDULE 5.15, provided that (a) of such U.S. $76,800,000 of existing Designated Priority Indebtedness, an amount not at any time exceeding U.S. $20,000,000 thereof may be reallocated or consolidated into a single Subsidiary which is not a Material Subsidiary, with the effect and result that the aggregate amount of Designated Priority Indebtedness for which such Subsidiary is liable will not exceed U.S. $20,000,000 in the aggregate, (b) the Parent Corporation shall have caused any Subsidiary (other than the Company and FRDK) which is liable in respect of any Designated Priority Indebtedness and which is liable in respect of any Qualified Parity Priority Indebtedness to have complied with the provisions of SECTION 9.1.7, (c) any Subsidiary directly or indirectly liable for any Designated Priority Indebtedness (other than Moore North America in respect of the Existing Moore North American Credit Facilities) shall be organized and domiciled in a jurisdiction outside of the United States of America or Canada (other than any Subsidiary that is liable solely because of the requirement herein contained to have complied with the provisions of SECTION
9.1.7 and which has so complied), (d) the aggregate amount of Indebtedness of Moore North America which may be included in any determination of Designated Priority Indebtedness shall be limited to the Existing Moore North America Credit Facilities and any extension, renewal or replacement thereof (without increase in the aggregate amount of Indebtedness for which Moore North America may be liable in connection therewith), and (e) subject always to the limitations contained in the foregoing clauses (a) through (d), any such Designated Priority Indebtedness may be renewed, extended, refunded or replaced from time to time and may be reallocated from one Subsidiary to another Subsidiary which is not a Material Subsidiary.

     "Environmental Laws" means any and all Canada and United States federal, provincial, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of human health or the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes or Hazardous Materials, air emissions and discharges to waste or public systems.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under Section 414 of the Code.

     "Event of Default" is defined in SECTION 12.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Existing Moore North America Credit Facilities" means (a) that certain Uncommitted Line of Credit dated as of August 1, 1998 provided by Mellon Bank,
(b) certain loans from Community Economic Betterment Account payable on July 1, 2000, and (C) certain City of

Albany Industrial Revenue Bonds due October 1, 2004, all existing as of date of Closing and described on SCHEDULE 5.1.15.

     "FRDK" means FRDK, Inc., a New York corporation.

     "GAAP" means generally accepted accounting principles as in effect in Canada on the date of the Closing.

     "Governmental Authority" means

         (a) the government of

            (i) Canada or any political subdivision thereof, or

            (ii) the United States of America or any State or other political subdivision thereof, or

            (iii) any jurisdiction in which the Parent Corporation or any Subsidiary (including, without limitation, the Company and any Constituent Company Guarantor) conducts all or any part of its business, or which asserts jurisdiction over any properties of the Parent Corporation or any Subsidiary, or

         (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

     "Hazardous Material" means any and all pollutants, toxic or hazardous wastes or any other substances, including all substances listed in or regulated under any Environmental Law, that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, regulated, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

     "Hedging Obligations" means, with respect to any Person, all liabilities of such Person under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

     "Indebtedness" of any Person means, without duplication:

         (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

         (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

         (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities;

         (d) all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined;

         (e) net amounts owing by such Person under all Hedging Obligations (after giving effect to amounts owed to such Person under such Hedging Obligations which it is permitted to set off against amounts payable by it thereunder or any defense to payment it may have, including as a result of a default by a counterparty);

         (f) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; and

         (g) all Contingent Liabilities of such Person in respect of any of the foregoing, but excluding any commercial letter of credit entered into in the ordinary course of business by any bank or other financial institution relating to the export or import of properties or any letter of credit entered into in the ordinary course of business by any such bank or other financial institution relating to the performance by such Person of its obligations under any contract or agreement (other than any note, credit, loan or other financial instrument or like agreement);

provided that Indebtedness shall not include any Qualified Receivables Financing. For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer which has liability as a general partner, unless, in any such case, no holder of such Indebtedness has any recourse to such Person in respect thereof.

     "Institutional Investor" means (a) any original purchaser of a Note, (b) any holder of a Note holding more than 5% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

     "Intercreditor Agreement" means an Intercreditor Agreement in customary and commercially reasonable form by and among (a) holders of at least a majority in outstanding principal amount of the Notes, (b) each Person which is a holder of or to whom any Qualified

Parity Priority Indebtedness of a Material Subsidiary is owed (but not any Person which is a holder of or to whom any Registered Public Offering Debt or Qualified Rule 144A Offering Debt is owed), and (c) each Person which is a holder of or to whom any Designated Priority Indebtedness is owed, if the Subsidiary which is the issuer of such Designated Priority Indebtedness is also directly or indirectly liable in respect of any Qualified Parity Priority Indebtedness, pursuant to which Intercreditor Agreement each of the Persons which is a party thereto shall agree to share on an equal and ratable basis, based upon the aggregate outstanding principal amount of Qualified Parity Priority Indebtedness or Designated Priority Indebtedness, as the case may be, held by or owed to each such Person, any proceeds realized from the payment or collection of any such Qualified Parity Priority Indebtedness or Designated Priority Indebtedness held by or owed to any such Person.

     "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or lease capitalized in accordance with GAAP, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

     "Long-Term Lease" means any lease of real or personal property (other than a lease capitalized in accordance with GAAP) having an original term, including any period for which the lease may be renewed or extended at the option of the lessor, of more than three years.

     "Make-Whole Amount" is defined in SECTION 8.8.

     "Material" means material in relation to the business, operations, affairs, financial condition, assets, properties or prospects of the Parent Corporation and its Subsidiaries (including, without limitation, the Company and any Constituent Company Guarantor) taken as a whole.

     "Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets, properties or prospects of the Parent Corporation and its Subsidiaries (including, without limitation, the Company and any Constituent Company Guarantor) taken as a whole, or (b) the ability of the Parent Corporation to perform its obligations under the Parent Guaranty, (c) the ability of the Company to perform its obligations under this Agreement and the Notes, or (d) the validity or enforceability of this Agreement (including, without limitation, the Parent Guaranty), the Notes or any Constituent Company Guaranty.

     "Material Subsidiary" has the meaning given to the term "Significant Subsidiary" in Regulation S-X of the Securities and Exchange Commission as the same may be amended or modified from time to time.

     "Memorandum" is defined in SECTION 5.1.3.

     "Minority Interests" means any shares of stock of any class of a Subsidiary (other than directors' qualifying shares as required by law) that are not owned by the Parent Corporation and/or one or more of its Subsidiaries. Minority Interests shall be valued by valuing Minority Interests constituting preferred stock at the voluntary or involuntary liquidating value of such preferred stock, whichever is greater, and by valuing Minority Interests constituting common stock at the book value of capital and surplus applicable thereto adjusted, if necessary, to reflect any changes from the book value of such common stock required by the foregoing method of valuing Minority Interests in preferred stock.

     "Moore North America" means Moore North America, Inc., a Delaware corporation.

     "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA).

     "Non-U.S. Pension Plan" means any plan, fund, or other similar program established or maintained outside the United States of America by the Parent Corporation or any one or more of the Subsidiaries primarily for the benefit of employees of the Parent Corporation or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides for retirement income for such employees or a deferral of income for such employees in contemplation of retirement and is not subject to ERISA or the Code.

     "Notes" is defined in SECTION 1.

     "Officer's Certificate" means a certificate of a Senior Financial Officer or of any other officer of the Parent Corporation whose responsibilities extend to the subject matter of such certificate.

     "Other Agreements" is defined in SECTION 2.1.

     "Other Purchasers" is defined in SECTION 2.1.

     "Parent Corporation" means Moore Corporation Limited, a company formed under the laws of Ontario, Canada.

     "Parent Guaranty" is defined in SECTION 2.2(A).

     "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

     "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

     "Plan" means an "employee benefit plan" (as defined in Section 3(3) of ERISA and that is subject to ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Parent Corporation or any ERISA Affiliate or with respect to which the Parent Corporation or any ERISA Affiliate may have any liability.

     "Preferred Stock" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

     "Priority Indebtedness" means (a) any Debt of the Parent Corporation secured by any Lien created or incurred within the limitations of SECTION 10.4(I), (b) any Debt of the Parent Corporation's Subsidiaries (excluding Qualified Parity Priority Indebtedness and Designated Priority Indebtedness), and (c) any Attributable Indebtedness created or incurred in connection with any Sale and Leaseback Transaction within the limitations of SECTION 10.5(D).

     "property" or "properties" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

     "Purchase Money Indebtedness" is defined in SECTION 10.3(D).

     "Qualified Rule 144A Offering Debt" means Debt (a) of any Subsidiary which is not a Material Subsidiary and in respect of which no Material Subsidiary is directly or indirectly liable, and (b) which has been issued to an initial purchaser in a transaction exempt from registration under the Securities Act pursuant to Rule 144A and/or Regulation S thereunder and which Debt such initial purchaser intends to resell concurrently or substantially concurrently with such initial purchase to one or more (i) "Qualified Institutional Buyers", as defined in Rule 144A under the Securities Act, in a transaction meeting the requirements of Rule 144A, (ii) institutional accredited investors as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act or (iii) outside the United States in compliance with Regulation S under Securities Act, and in each such case in accordance with all applicable Securities laws of the states of the United States, and not directly by such Subsidiary to such Qualified Institutional Buyers, institutional accredited investors or persons located outside the United States pursuant to an agented, institutional private placement, provided that the outstanding principal amount of any such Debt shall, in any event, be included U.S. Dollar for U.S. Dollar in any determination of Qualified Parity Priority Indebtedness within the limitations of clause (a) of the definition thereof.

     "QPAM Exemption" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

     "Qualified Parity Priority Indebtedness" means at any time (a) any Debt (other than the Notes) of the Parent Corporation's Subsidiaries in an aggregate amount not exceeding at any time U.S. $545,000,000, and (b) any Debt of the Parent Corporation's Subsidiaries outstanding at such time evidenced by the Notes in an aggregate amount not exceeding U.S. $200,000,000, provided that (i) the Parent Corporation shall have caused any Material Subsidiary and any other Subsidiary (other than FRDK) which is directly or indirectly liable in respect of any Qualified Parity Priority Indebtedness to have complied with the applicable provisions of SECTION 9.1.7, and (ii) the Parent Corporation shall have caused each Person (in addition to the Required Holders) which is a holder of or to whom any Qualified Party Priority Indebtedness is directly or indirectly owed (other than any Person which is the holder of or to whom Registered Public Offering Debt or Qualified Rule 144A Offering Debt is owed) to be a party to the Intercreditor Agreement to the extent contemplated by and as provided in SECTION 9.1.7.

     "Qualified Receivables Financing" means any sale, securitization or other disposition of accounts receivable or inventory in an aggregate principal, face or notional amount not to exceed U.S. $60,000,000.

     "Registered Public Offering Debt" means Debt (a) of any Subsidiary which is not a Material Subsidiary and in respect of which Debt no Material Subsidiary is directly or indirectly liable, and (b) which has been (i) sold pursuant to an effective Registration Statement filed with the United States Securities and Exchange Commission under the Securities Act and in accordance with all applicable Securities laws of the states of the United States, or pursuant to a prospectus in any province of Canada or (ii) is eligible to be listed or traded on any Designated Offshore Securities Market (as defined in Rule 902 of the Securities Act), provided that the outstanding principal amount of any such Debt shall, in any event, be included U.S. Dollar for U.S. Dollar in any determination of Qualified Parity Priority Indebtedness within the limitations of clause (a) of the definition thereof.

     "Relevant Taxes" is defined in SECTION 15.3.

     "Rentals" means and includes as of the date of any determination thereof all fixed payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Parent Corporation or a Subsidiary, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Parent Corporation or a Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

     "Required Holders" means, at any time, the holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Parent Corporation or any of its Affiliates).

     "Responsible Officer" means any Senior Financial Officer and any other officer of the Parent Corporation with responsibility for the administration of the relevant portion of this Agreement.

     "Sale and Leaseback Transaction" is defined in SECTION 10.5.

     "Securities Act" means the Securities Act of 1933, as amended from time to time.

     "Security" shall have the same meaning as in Section 2(1) of the Securities Act.

     "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Parent Corporation.

     "Senior Indebtedness " means all Indebtedness of the Parent Corporation which is not expressed to be subordinate or junior in rank to any other Indebtedness of the Parent Corporation.

     "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Parent Corporation.

     "Tax " means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature that is imposed by any Governmental Authority or any taxing authority thereof.

     "Tax Indemnity Amount" is defined in SECTION 15.3.

     "Taxing Jurisdiction" is defined in SECTION 15.3.

     "Third Party Guaranties" is defined in SECTION 10.3(d).

     "U.S. $" or "U.S. Dollars" shall mean lawful money of the United States of America in same day immediately available freely transferable funds, or, if such funds are not available, the form of money of the United States of America that is customarily used in the settlement of international banking transactions on the date payment is due hereunder.

     "United States Taxes" is defined in SECTION 15.3.

     "Voting Stock" means Securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

     "Wholly-owned Subsidiary" means, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Parent Corporation and the Parent Corporation's other Wholly-owned Subsidiaries at such time.